UNITED STATES SECURITY AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
ENDO HEALTH SOLUTIONS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies

	(2)	Aggregate number of securities to which transaction applies

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

	(4)	Proposed maximum aggregate value of transaction

	(5)	Total fee paid

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid

	(2)	Form, Schedule or Registration Statement No.

	(3)	Filing Party

	(4)	Date Filed

Endo 1400 Atwater Drive Malvern, PA 19355 484.216.0000
endo.com

Dear Fellow Endo Health Solutions Inc. Stockholder:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Endo Health Solutions Inc. (the Company), which will be held on May 22, 2013 at 10:00 a.m., local time, at our corporate headquarters located at 1400 Atwater Drive, Malvern, Pennsylvania 19355.

At the meeting, we will be electing ten members of our Board of Directors, voting to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm and conducting an advisory vote on the compensation of our named executive officers. In addition to these formal items of business, we will report on our Company’s performance.

We look forward to seeing you at the Annual Meeting should you be able to attend.

Your vote is important. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. Please vote by promptly completing and returning your proxy by internet, by mail or by attending the Annual Meeting and voting in person by ballot. You may revoke your proxy at any time before it is exercised as explained in this Proxy Statement.

Thank you for your continued interest in Endo.

Very truly yours,

RAJIV DE SILVA
President and Chief Executive Officer

April 10, 2013

endo   |   AMS  Endo Pharmaceuticals  HealthTronics  Qualitest

Endo 1400 Atwater Drive Malvern, PA 19355 484.216.0000
endo.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2013

Notice is hereby given that the 2013 Annual Meeting of Stockholders of Endo Health Solutions Inc., a Delaware corporation, will be held on May 22, 2013 at 10:00 a.m., local time, at our corporate headquarters located at 1400 Atwater Drive, Malvern, Pennsylvania 19355.

The purposes of the meeting are:

(1)

To elect ten directors, representing all of the members of the Board of Directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

(3)	To conduct an advisory vote on the compensation of our named executive officers; and

(4)	To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2013 are entitled to notice of and to vote at the 2013 Annual Meeting and any adjournment thereof.

This year, we have elected to furnish proxy materials to our stockholders electronically, so that we can both provide our stockholders with the information they need and also reduce our costs of printing and delivery and the environmental impact of our Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Please vote by promptly completing and returning your proxy by internet, by mail or by attending the Annual Meeting and voting in person by ballot, so that whether you intend to be present at the Annual Meeting or not, your shares can be voted. Returning your proxy will not limit your rights to attend or vote at the Annual Meeting.

By order of the Board of Directors,

CAROLINE B. MANOGUE
Executive Vice President, Chief Legal Officer & Secretary

Malvern, Pennsylvania

April 10, 2013

endo   |  AMS  Endo Pharmaceuticals  HealthTronics  Qualitest

Proxy Statement for 2013 Annual Meeting of Stockholders

endo   |  1400 Atwater Drive  |  Malvern, Pennsylvania 19355

General Information

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Endo Health Solutions Inc. (referred to as Endo, the Company, we, or us), a Delaware corporation, of proxies to be voted at our 2013 Annual Meeting of Stockholders to be held on May 22, 2013, beginning at 10:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 1400 Atwater Drive, Malvern, Pennsylvania 19355.

In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials (Proxy Statement for Annual Meeting, proxy card, 2012 Annual Report to Stockholders and Form 10-K) by providing access to these materials electronically on the internet. As such, we are not mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, and our stockholders will not receive printed copies of the proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge.

We are mailing a Notice of Meeting and Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our stockholders on or about April 10, 2013. This Notice of Internet Availability is in lieu of mailing the printed proxy materials, and contains instructions for our stockholders as to how they may: (1) access and review our proxy materials on the internet; (2) submit their proxy; and (3) receive printed proxy materials. Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. We believe that providing future proxy materials electronically will enable us to save costs associated with printing and delivering the materials and reduce the environmental impact of our annual meetings. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the stockholder elects to terminate it.

Annual Meeting Admission

Stockholders must present a form of personal identification in order to be admitted to the Annual Meeting. Directions to the site of the Annual Meeting are available on our website at http://www.endo.com/Locations.aspx.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

Holders of shares of Endo common stock at the close of business on April 1, 2013 (the record date), are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 111,856,754 shares of Endo common stock outstanding and entitled to vote.

Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Your proxy indicates the number of votes you have.

How to Vote if You Are a Stockholder of Record

Your vote is important. Stockholders of record can vote by internet, by mail or by attending the Annual Meeting and voting in person by ballot as described below.

Vote by Internet

If you choose to vote by internet, visit www.proxyvote.com, enter the control number found on the Notice of Internet Availability and follow the steps outlined on the secure website.

Vote by Mail

You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. If you choose to vote by mail, simply complete your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Vote at the Annual Meeting

Voting by internet or mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you execute your proxy but do not give voting instructions, the shares represented by that proxy will be voted FOR each of the nominees for election as director, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for the year ending December 31, 2013 and FOR the approval, on an advisory basis, of the compensation to be paid to Endo’s named executive officers.

Electronic Access to Investor Information

Endo’s Proxy Statement and other investor information are available on our Company’s website at www.endo.com, under “Investors”. You can also access the Investor page of our website by scanning the QR code to the right with your smartphone.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	1

General Information on Voting and Required Vote

You are entitled to cast one vote for each share of Endo common stock you own on the record date. Provided that a quorum is present, (1) in order for a nominee to be elected as a director, such nominee must receive more votes “for” than “against,” (2) the ratification of the appointment of the Company’s registered public accounting firm and (3) the approval, on an advisory basis, of the compensation to be paid to Endo’s named executive officers will each require the affirmative vote of a majority of shares entitled to vote and represented at the Annual Meeting in person or by proxy.

The presence of the holders of a majority of the outstanding shares of common stock as of the record date entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Shares represented by a proxy marked “abstain” on any matter will be considered present at the Annual Meeting for purposes of determining a quorum. Abstentions will have no effect on the election of the nominees, but will have the effect of a vote “against” the ratification of the appointment of the Company’s independent registered public accounting firm and the approval, on an advisory basis, of the compensation to be paid to Endo’s named executive officers. Shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have the discretionary authority to vote the shares), will be considered present for the Annual Meeting for purposes of determining a quorum, and will have no effect on the vote with respect to the election of directors or the proposal to approve, on an advisory basis, the compensation to be paid to Endo’s named executive officers. Broker non-votes, if any, will have the effect of a vote “against” the ratification of the appointment of the Company’s independent registered public accounting firm.

All shares of common stock that have been properly voted and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you execute the proxy but do not give voting instructions, the shares of common stock represented by that proxy will be voted FOR each of the nominees for election as director, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 and FOR the approval, on an advisory basis, of the compensation to be paid to Endo’s named executive officers.

Voting on Other Matters

If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date the Company began printing this Proxy Statement, no other matters had been raised for consideration at the Annual Meeting.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;
•	timely delivering a valid, later-dated proxy; or
•

attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the meeting.

List of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 1400 Atwater Drive, Malvern, Pennsylvania 19355, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

The Company will pay for preparing, printing and mailing this Proxy Statement and we will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs of sending the proxy materials to our beneficial owners. We have also retained MacKenzie Partners, Inc. to assist in soliciting proxies. We will pay MacKenzie Partners, Inc. a base fee of approximately $12,500, plus reasonable out-of-pocket expenses for these services.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	2

Proposal 1: Election of Directors

The Board of Directors

The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors of the Company shall be not less than seven nor more than eleven, the exact number of which shall be fixed from time to the time by resolution of the Board of Directors or by a resolution adopted by holders of a majority of the Company’s common stock. On September 27, 2012, the Board of Directors, or Board, fixed the number of directors at ten.

Under the terms of the Company’s charter and by-laws, directors need not be stockholders of the Company or residents of the State of Delaware. However, pursuant to the Stock Ownership Guidelines approved by the Board of Directors, each non-employee Director should, but is not required to have ownership of the Company’s common stock equal in value to at least five times his or her current annual cash retainer to be achieved within five years of joining the Board, or in the case of non-employee Directors serving at the time the Ownership Guidelines were adopted, within five years of the date of the adoption, or December 10, 2015, as further described in the section titled “Common Stock Ownership Guidelines”. Directors are elected for a one-year term and generally hold office until their successors have been duly elected and qualified. Non-employee Directors receive compensation for their services as determined by the Board of Directors. See “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS—2012 Compensation of Non-Employee Directors.” A vacancy on the Board, or a newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, even though less than a quorum remains. A director appointed to fill a vacancy remains a director until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Currently, the Board of Directors consists of ten members. Currently serving as directors are Roger H. Kimmel, Rajiv De Silva, John J. Delucca, Nancy J. Hutson, Ph.D., Michael Hyatt, William P. Montague, David B. Nash, M.D., M.B.A., Joseph C. Scodari, Jill D. Smith and William F. Spengler. On February 25, 2013, the Company announced that Rajiv De Silva had been named the Company’s President and Chief Executive Officer, and a member of the Board of Directors, effective March 18, 2013, on which date David P. Holveck retired. All of the current members are nominated by the Board of Directors of the Company for the election as directors of the Company.

The Board annually determines the independence of directors based on a review by the directors and the Nominating & Governance Committee. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the NASDAQ Exchange listing guidelines. These standards are available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Nominating & Governance Committee.”

Members of the Audit, Compensation, and Nominating & Governance Committees must meet applicable independence tests of the NASDAQ.

The Board of Directors has affirmatively determined that nine of its ten current members are independent directors under the NASDAQ rules and regulations. The nine independent directors under the NASDAQ rules and regulations are Messrs. Kimmel, Delucca, Hyatt, Montague, Scodari and Spengler, Drs. Hutson and Nash, and Ms. Smith. If the nominees recommended by the Board of Directors are elected at the 2013 Annual Meeting, nine of the Company’s ten directors will be independent directors under the NASDAQ rules and regulations.

On an annual basis and upon the nomination of any new director, the Nominating & Governance Committee and the Board review directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors. The Nominating & Governance Committee has determined that the nine non-employee directors currently serving are independent, and that the members of the Audit, Compensation, and Nominating & Governance Committees also meet the independence tests referenced above. Specifically, the Nominating & Governance Committee and the Board have determined that all non-employee directors have not had during the last three years (i) any of the relationships listed above or (ii) any other material relationship with the Company that would compromise his or her independence. The Nominating & Governance Committee recommended this determination to the Board of Directors and explained the basis for its decision, and this determination was adopted by the full Board.

As of the date of this Proxy Statement, there are no material proceedings to which any director or executive officer of the Company, or any associate thereof, is a party that are adverse to the Company or any of its subsidiaries.

Between January 1, 2012 and December 31, 2012, the Board of Directors as a whole met 17 times and acted by written consent on 10 occasions. All members of the Board of Directors who are standing for election attended 75% or more of the Board meetings held during their respective terms and 75% or more of the combined meetings of the Committees of the Board of Directors on which they served in 2012.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	3

Nominees

There are ten nominees for election as directors of the Company to serve until the 2014 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified or until his/her earlier death, resignation or removal. All of the nominees are currently serving as directors of the Company. In addition, all of the nominees were elected to the Board at the last annual meeting, with the exception of Mr. De Silva and Ms. Smith. On February 25, 2013, the Company announced that Rajiv De Silva had been named the Company’s President and Chief Executive Officer, with effect from March 18, 2013, the date on which David P. Holveck retired. Mr. De Silva was also appointed to the Board effective March 18, 2013, upon Mr. Holveck’s retirement. Jill D. Smith was appointed to the Board in September 2012.

Set forth below are summaries of the background, business experience and descriptions of the principal occupation of each of the Company’s current nominees for election as directors:

The proposed nominees for election as directors have confirmed that they are each willing to serve as directors of the Company. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, an alternate nominee may be designated by the present Board of Directors to fill the vacancy.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board and each has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Nominating & Governance Committee seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although not specified in the charter, the Committee also considers ethnicity and gender when selecting candidates so that additional diversity may be represented on the Board. Our directors are highly experienced and have diverse backgrounds and skills as well as extensive track records of success in what we believe are highly relevant positions. A number of our directors also have served as directors of Endo for many years and the Company benefits from their knowledge of our history, operations and corporate philosophy. The Board believes that each director’s service as the Chairman, Vice Chairman, President and Chief Executive Officer, Executive Vice President & Chief Financial Officer or Senior Executive of significant companies has provided the directors with skills that are important to serving on our Board.

ROGER H. KIMMEL, 66, is currently Chairman of the Board of Endo and is Chairman of Endo’s Nominating & Governance Committee and a member of Endo’s Audit Committee and Transactions Committee. Mr. Kimmel became Chairman of the Board upon the retirement of founder Carol A. Ammon on May 30, 2007. Mr. Kimmel had been a Director of Algos Pharmaceutical Corporation since July 1996 and became a Director of Endo following its merger with Algos in July 2000. Mr. Kimmel has been Vice Chairman of Rothschild Inc., an investment banking firm, since January 2001. Previously, Mr. Kimmel was a partner of the law firm Latham & Watkins for more than five years. Mr. Kimmel is also a director of PG&E Corporation, a public energy-based holding company. Mr. Kimmel has been Chairman of the Board of Trustees of the University of Virginia Law School Foundation (not- for-profit) since January 2009. He has been a public speaker on corporate governance issues and private equity transactions. Mr. Kimmel brings knowledge of the Company’s business, history and culture to the Board and the Chairman position. Through his experiences as Vice Chairman of an international investment banking firm and as a former corporate lawyer, Mr. Kimmel brings a unique skill set to the Board, including leadership capabilities, business strategy insight, risk management skills, mergers and acquisitions, corporate finance, international business and legal expertise. Mr. Kimmel also has extensive corporate governance experience from his services on other company boards, his investment banking advisory roles, and his previous legal experience.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	4

RAJIV DE SILVA, 46, is President, Chief Executive Officer and a Director of Endo. On February 25, 2013, the Company announced that Mr. De Silva had been named the Company’s President and Chief Executive Officer, and a member of the Board of Directors, effective March 18, 2013, on which date David P. Holveck retired. Prior to joining Endo in March 2013, Mr. De Silva served as the President of Valeant Pharmaceuticals International, Inc. from October 2010 to January 2013 and served as its Chief Operating Officer, Specialty Pharmaceuticals from January 2009 until January 2013. He was responsible for all specialty pharmaceutical operations, including sales and marketing, research and development, manufacturing and business development. He has broad international experience, having managed businesses in the United States, Europe, Canada, Latin America, Asia, South Africa and Australia/New Zealand. Prior to joining Valeant, Mr. De Silva held various leadership positions with Novartis. He served as President of Novartis Vaccines USA and Head, Vaccines of the Americas at Novartis. During this time, he played a key leadership role at Novartis’ Vaccines & Diagnostics Division. Mr. De Silva also served as President of Novartis Pharmaceuticals Canada. He originally joined Novartis as Global Head of Strategic Planning for Novartis Pharma AG in Basel, Switzerland. Prior to his time at Novartis, Mr. De Silva was a Principal at McKinsey & Company and served as a member of the leadership group of its Pharmaceuticals and Medical Products Practice. Mr. De Silva has been a Director of AMAG Pharmaceuticals, Inc. since February 2012. He holds a Bachelor of Science in Engineering, Honors from Princeton University, a Master of Science from Stanford University and a Master of Business Administration with Distinction from the Wharton School at the University of Pennsylvania.

JOHN J. DELUCCA, 70, has been a member of the Board of Directors since 2006 and is the Chairman of Endo’s Audit Committee and is a member of Endo’s Compensation Committee. Mr. Delucca was Executive Vice President and Chief Financial Officer of the REL Consultancy Group, a business consulting firm, until his retirement in 2004. Prior to that, he served as Chief Financial Officer and Executive Vice President, Finance & Administration, of Coty, Inc., a fragrance and beauty products company, from 1999 to 2002. From 1993 to 1999, he was Senior Vice President and Treasurer of RJR Nabisco, Inc. During his career, he also served in executive positions for Hascoe Associates, Inc., The Lexington Group, the Trump Group, International Controls Corp., and Textron, Inc. He previously served as a Non-Executive Director and a member of the Audit Committee and Governance and Nominating Committee of Tier Technologies, Inc., a publicly traded payments solutions company. Mr. Delucca had also served as a Non-Executive Director and chair of the Audit Committee and a member of the compensation Committee of Germany-based Elster Group. Through his senior executive roles and financial experience at various organizations, Mr. Delucca has expertise in financial analysis, financial statements, evaluation of business strategies, and contributes to the Board valuable leadership and risk management skills. Mr. Delucca also has extensive corporate governance experience from his services, both current and historical, on other company boards.

NANCY J. HUTSON, Ph.D., 63, has been a member of the Board of Directors since 2009 and is Chairman of Endo’s Research & Development Committee and is a member of Endo’s Compensation Committee, Nominating & Governance Committee and Transactions Committee. Dr. Hutson retired from Pfizer, Inc. in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer’s pharmaceutical R&D site, known as Groton/New London Laboratories, the largest R&D site of any pharmaceutical company. At Pfizer, she led 4,500 colleagues (primarily scientists) and managed a budget in excess of $1 billion. She currently is a director of Cubist Pharmaceuticals, Inc. and BioCryst Pharmaceuticals, Inc., and serves on the board of Planned Parenthood of Connecticut. Dr. Hutson brings to the Board valuable pharmaceutical discovery research abilities, scientific expertise and an immense knowledge of the pharmaceutical industry. Her years of senior executive experience also bring a strong skill set to our Board regarding operational leadership and evaluation of business strategy.

MICHAEL HYATT, 67, is a Director of Endo and is Chairman of Endo’s Transactions Committee and a member of Endo’s Nominating & Governance Committee. Mr. Hyatt had been a director of Algos Pharmaceutical Corporation since November 1996 and became a director of Endo following its merger with Algos in July 2000. Mr. Hyatt is currently a senior advisor to Irving Place Capital, a leading institutional private equity firm focused on making equity investments in middle-market companies. Until 2008, Mr. Hyatt was a Senior Managing Director of Bear Stearns & Co., Inc. Through Mr. Hyatt’s experiences as a senior investment professional, manager and advisor, he has gained expertise in evaluating business strategies, conducting financial analysis and analyzing companies’ future prospects. His career experience makes him a skilled advisor who provides critical insight into financial matters.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	5

WILLIAM P. MONTAGUE, 66, has been a member of the Board of Directors since 2009 and is a member of Endo’s Audit Committee, Nominating & Governance Committee and Transactions Committee. Mr. Montague served as Chief Executive Officer of Mark IV Industries, Inc., a leading global diversified manufacturer of highly engineered systems and components for transportation infrastructure, vehicles and equipment, from November 2004 until his retirement on July 31, 2008 and as Director from March 1996. He joined Mark IV Industries in April 1972 as Treasurer/Controller, serving as Vice President of Finance from May 1974 to February 1986, then Executive Vice President and Chief Financial Officer from February 1986 to March 1996 and then as President from March 1996 to November 2004. Mr. Montague is also a director of Gibraltar Industries, Inc., a publicly traded manufacturer and distributor of products for the building and industrial markets. In February 2013, Mr. Montague became a director of Allied Motion Technologies Inc., a publicly traded company focused exclusively on serving the motion control market. Mr. Montague’s senior leadership experience as Chief Executive Officer and Director of Mark IV Industries, Inc. brings to the Board operational and business strategy insights and acquisition experience. His financial experience also brings strong financial and tax expertise to our Board.

DAVID B. NASH, M.D., M.B.A., 57, was appointed to the Board in March 2011 and is a member of Endo’s Compensation Committee and Research & Development Committee. He is the founding dean of the Jefferson School of Population Health, located on the campus of Thomas Jefferson University in Philadelphia, Pennsylvania, having taken that position in 2008. Previously, Dr. Nash was the Chairman of the Department of Health Policy of the Jefferson Medical College from 2003 to 2008. Dr. Nash is internationally recognized for his work in outcomes management, medical staff development and quality-of-care improvement; his publications have appeared in more than 100 articles in major journals. Dr. Nash serves on the Board of Directors of Humana Inc., one of the nation’s largest publicly traded health and supplemental benefits companies. The Board believes that Dr. Nash brings a set of attributes that enhance the Company’s ability to help people achieve lifelong well-being. Dr. Nash is a widely recognized innovator in an emerging medical discipline that unites population health, health policy, and individual health.

JOSEPH C. SCODARI, 60, has been a member of the Board of Directors since 2008 and is Chairman of Endo’s Compensation Committee and is a member of Endo’s Research & Development Committee and Transactions Committee. Mr. Scodari was Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson, a diversified healthcare company, and a Member of Johnson & Johnson’s Executive Committee from March 1, 2005 until March 1, 2008. He joined Johnson & Johnson in 1999 as President of Centocor, Inc., a biotechnology company, when Johnson & Johnson acquired Centocor. At the time of that acquisition, he had been the President and Chief Operating Officer of Centocor and a member of Centocor’s Board of Directors since December 1997. In 2001, he was named Johnson & Johnson’s Company Group Chairman for the North American pharmaceutical business, and became a member of the Johnson & Johnson Pharmaceuticals Group Operating Committee. In 2003, Mr. Scodari was named Johnson & Johnson Company Group Chairman, Global Biopharmaceutical Business. Mr. Scodari is a director of Covance Inc., a publicly traded drug development service company. Prior to joining Centocor, Mr. Scodari served in various senior leadership roles at Sterling Drug and later, Rhone-Poulenc Rorer. Mr. Scodari’s years of experience in the pharmaceutical industry and his senior leadership roles as Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson and President of Centocor bring to the Board extensive knowledge of the pharmaceutical industry as well as organizational and operational management expertise. Mr. Scodari also contributes valuable business strategy insights. Mr. Scodari also has extensive corporate governance experience from his services on other company boards.

JILL D. SMITH, 55, was appointed to the Board in September 2012 and is a member of Endo’s Audit Committee and Nominating & Governance Committee. Ms. Smith has been international business leader for more than 25 years, including 16 years as a CEO of private and public companies in the technology and information services markets and was most recently chairman, CEO and president of DigitalGlobe Inc., a leading provider of satellite imagery products and services to governments and companies worldwide. Ms. Smith currently serves on the board of SoundBite Communications, Inc. a leading provider of cloud based customer communications and has served on the corporate boards of Germany-based Elster Group and DigitalGlobe (prior to her appointment as Chairman and CEO). In addition, Ms. Smith is a member of the board of Crittenton Women’s Union, among other past professional and trade association board positions. Ms. Smith’s experience as a CEO and her leadership capabilities benefit the Board. Ms. Smith also contributes a global perspective and information technology and strategic insights.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	6

WILLIAM F. SPENGLER, 58, has been a member of the Board of Directors since 2008 and is a member of Endo’s Audit Committee, Compensation Committee and Research & Development Committee. From November 2010 until February 2012, Mr. Spengler was President of ChromaDex Corporation, a publicly traded company that is a leader in the development of phytochemical and botanical reference standards and that discovers, develops and markets novel, natural ingredients. From July 2008 until November 2010, Mr. Spengler served as Executive Vice President and Chief Financial Officer of Smith & Wesson Holding Corporation, a global leader in safety, security, protection and sport. Until March 2008, he was Executive Vice President and Chief Financial Officer at MGI Pharmaceuticals Inc., an oncology- and acute care- focused biopharmaceutical company, where he had worked since 2005. Prior to joining MGI Pharma, Mr. Spengler was Executive Vice President and Chief Financial Officer at Guilford Pharmaceuticals Inc., a bioscience company, from July 2004 to October 2005. From 2002 to 2004, Mr. Spengler served as President, Chief Operating Officer and Director of Osteoimplant Technology, Inc., an orthopedic products company. Mr. Spengler was previously a Vice President of Finance at Black & Decker, and prior to that spent 14 years in various finance, planning and business development positions at Bristol Myers Squibb. Through his senior executive roles and financial experience at various organizations, Mr. Spengler contributes expertise in financial analysis, financial statements, evaluation of business strategies, and brings to the Board valuable leadership and risk management skills.

Vote Required Provided that a quorum is present, the nominees for director receiving a majority of the votes cast at the Annual Meeting in person or by proxy will be elected.	The Board of Directors recommends a vote FOR the election of these nominees for election as directors.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” to Endo, 1400 Atwater Drive, Malvern, Pennsylvania 19355.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

The Company does not have a policy on director attendance at annual meetings. Messrs. Holveck, Kimmel, Hyatt, and Montague attended the 2012 Annual Meeting.

Corporate Governance — Board Leadership Structure and Risk Oversight

Board Leadership Structure

We have a board leadership structure under which Mr. Kimmel serves as Chairman of the Board. Following the annual meeting, we will have ten directors, each of whom is independent with the exception of our President and Chief Executive Officer, Mr. De Silva. Our Board currently has five standing committees, each of which is comprised solely of independent directors with a committee chair. In addition, the Board appoints other committees as the Board considers necessary from time to time.

The Board believes that the Chairman and the role of the President and Chief Executive Officer should be separate and that the Chairman should not be an employee of the Company. Further, the Board believes this separation serves the Company’s stockholders best for setting our strategic priorities and executing our business strategy. We believe that our Board consists of directors with significant leadership, organizational and strategic skills, as discussed above. All of our independent directors have served as the Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, or Senior Executive of other companies. Accordingly, we believe that our independent directors have demonstrated leadership in large enterprises, many with relevant industry experience, and are well-versed in board processes and corporate governance. We believe that having directors with such significant leadership skills benefits our Company and our stockholders.

In accordance with our by-laws and our corporate governance guidelines, the Chairman is responsible for chairing Board meetings and setting the agenda for these meetings. Each director also may suggest items for inclusion on the agenda and may, at any Board meeting, raise subjects that are not on the agenda for that meeting. As required by our corporate governance guidelines, our independent directors meet separately, without management present, at each meeting of the Board. In addition, our Board committees regularly meet without members of management present.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	7

As part of its annual self-evaluation process, the Board evaluates the Company’s governance structure. We believe that having a President and Chief Executive Officer for our Company with oversight of company operations, coupled with an experienced independent board Chairman and experienced independent directors, who have appointed five committee chairs, is the appropriate leadership structure for Endo.

On a regular basis, the Company’s officers who are responsible for monitoring and managing the Company’s risks, including our President and Chief Executive Officer, our Chief Operating Officer, our Executive Vice President & Chief Financial Officer, our Executive Vice President, Chief Legal Officer & Secretary, our Executive Vice President and Chief Compliance Officer, our Vice President, Controller and Principal Accounting Officer and our Senior Director of Internal Audit, make reports to the Audit Committee. The Audit Committee, in turn, reports to the full Board. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board is actively involved in overseeing risk management for the Company by engaging in periodic discussions with Company officers as the Board may deem appropriate. In addition, each of our Board committees considers the risks within its respective areas of responsibility.

Risk Oversight

The Board of Directors believes that one of its most important responsibilities is to oversee how management manages the various risks the Company faces and has delegated primary responsibility for overseeing the Company’s Enterprise Risk Management (or ERM) program to the Audit Committee. It is management’s responsibility to manage risk and bring to the Audit Committee’s and the Board of Directors’ attention the most material risks to the Company. The Company’s head of internal audit, who reports independently to the Audit Committee, facilitates the ERM program under the sponsorship of our Executive Leadership Committee (or ELC), which includes our President and Chief Executive Officer; Chief Operating Officer; Executive Vice President & Chief Financial Officer; Executive Vice President, Chief Legal Officer & Secretary; Executive Vice President, Research & Development & Chief Scientific Officer; Executive Vice President, Human Resources; Executive Vice President, Enterprise Quality and Supply Chain; Executive Vice President and Chief Compliance Officer; President, American Medical Systems (AMS); and President, HealthTronics. Enterprise risks are identified and prioritized by management, and each risk is assigned by the Board to a Board committee or the full Board for oversight based on the nature of the risk area and the committee’s charter. The committee or full Board agendas include discussions of individual risk areas throughout the year. Additionally, the Audit Committee agendas include periodic updates on the ERM process throughout the year. The Board level risk discussions are led by an assigned executive sponsor, from the ELC, for each risk area.

The Audit Committee also regularly reviews treasury risks (insurance, credit and debt), financial and accounting, legal and compliance risks, information technology security risks and other risk management functions. In addition, the Compensation Committee considers risks related to succession planning and the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefits plans affecting Endo employees in addition to those applicable to our executive officers. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to the Company’s directors, executives (including its President and Chief Executive Officer and Executive Vice President & Chief Financial Officer) and employees. The Board has also adopted a Director Code of Conduct. These Codes are posted on the Company’s website at www.endo.com, under “About Us-Corporate Compliance & Business Practices” and “Investors-Corporate Governance-Code of Conduct.”

Insider Trading Policy

Effective July 2001, the Board of Directors adopted an Insider Trading Policy, which was subsequently amended in November 2011. This policy applies to all personnel, including non-employee Directors and officers, arising from our legal and ethical responsibilities as a public company. On April 4, 2013, the Board of Directors approved an amendment to the Insider Trading policy adopting additional hedging restrictions prohibiting non-employee Directors, the Company’s executive officers and all other employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s Common Stock, including, but not limited to, covered calls, collars, or other derivative transactions. Non-employee Directors, the Company’s executive officers and all other employees are also restricted from engaging in short sales related to the Company’s Common Stock, and pledging the Company’s Common Stock as collateral for a loan, including holding Common Stock in a margin account.

Common Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines (the Ownership Guidelines) both for non-employee Directors and for executive officers and senior management of the Company. The Board of Directors approved the Ownership Guidelines on February 21, 2008, and amended these Ownership Guidelines on April 28, 2010 to increase the required ownership of the President and Chief Executive Officer. The Board of Directors amended the Ownership Guidelines on December 10, 2010 to further increase the required ownership levels for non-employee Directors and for executive management. On February 27, 2013, the Ownership Guidelines were amended by the Board of Directors to reflect the Company’s Code of Conduct. The Board believes that non-employee directors and executive management should have a

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	8

significant equity position in the Company and that the Ownership Guidelines serve to further the Board’s interest in encouraging a longer-term focus in managing the Company. The Board also believes that the Ownership Guidelines align the interests of its directors and executive management with the interests of stockholders and further promote Endo’s commitment to sound corporate governance. The Ownership Guidelines are posted on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Compensation Committee.”

Ownership Guidelines for Non-Employee Directors

As mentioned above, on December 10, 2010, the Board of Directors approved revised Ownership Guidelines, increasing ownership equal in value to at least five times his or her current annual cash retainer to be achieved within five years of joining the Board, or in the case of non-employee Directors serving at the time the Ownership Guidelines were adopted, within five years of the date of the adoption of these revised Ownership Guidelines, or December 10, 2015. Non-employee Directors will not sell any shares of Endo common stock until Ownership Guidelines have been attained, and will continuously own sufficient shares to meet the Ownership Guidelines once attained.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the U.S. Securities and Exchange Commission (the SEC) (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating & Governance Committee, Research & Development Committee and Transactions Committee. The following table shows the directors who are currently members or Chairman of each of these committees.

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee	Research & Development Committee	Transactions Committee
Roger H. Kimmel	Member	-	Chairman	-	Member
Rajiv De Silva	-	-	-	-	-
John J. Delucca	Chairman	Member	-	-	-
Nancy J. Hutson, Ph.D.	-	Member	Member	Chairman	Member
Michael Hyatt	-	-	Member	-	Chairman
William P. Montague	Member	-	Member	-	Member
David B. Nash, M.D., M.B.A.	-	Member	-	Member	-
Joseph C. Scodari	-	Chairman	-	Member	Member
Jill D. Smith	Member	-	Member	-	-
William F. Spengler	Member	Member	-	Member	-

Audit Committee

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm and the accounting practices of the Company and the Company’s internal controls and legal compliance functions. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Audit Committee.” The charter describes the nature and scope of responsibilities of the Audit Committee.

Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

Messrs. Kimmel, Delucca, Montague and Spengler and Ms. Smith currently serve as members of the Audit Committee and subject to their election at the 2013 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Kimmel, Delucca, Montague and Spengler and Ms. Smith as members of the Audit Committee, effective May 22, 2013. Between January 1, 2012 and December 31, 2012, the Audit Committee met 21 times, including periodic meetings held separately with management, the Company’s internal auditors and the independent registered public accounting firm. Subject to his election at the 2013 Annual Meeting, the Board currently expects to reappoint Mr. Delucca as Chair of the Audit Committee. The Board has determined that Mr. Delucca is a “financial expert”, as defined by the SEC regulations, and he has the related financial management

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	9

expertise within the meaning of the NASDAQ rules. The Board of Directors has determined that Messrs. Kimmel, Delucca, Montague and Spengler and Ms. Smith are “independent” and financially literate in accordance with the criteria established by the SEC and the NASDAQ.

Compensation Committee

The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the executive officers of the Company and provides broad guidance regarding the salaries and incentive compensation of the other employees of the Company. The Compensation Committee also reviews and acts on any recommendations of the Company’s management for awards granted under the Endo Health Solutions Inc. 2010 Stock Incentive Plan and Endo Health Solutions Inc. Assumed Stock Incentive Plan (formerly named the American Medical Systems Holdings, Inc. 2005 Stock Incentive Plan). The current members of the Compensation Committee are Messrs. Delucca, Scodari and Spengler and Drs. Hutson and Nash. Subject to their election at the 2013 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Delucca, Scodari and Spengler and Drs. Hutson and Nash as members of the Compensation Committee and to re-appoint Mr. Scodari as Chair of the Compensation Committee, effective May 22, 2013. Each of Messrs. Delucca, Scodari and Spengler and Drs. Hutson and Nash is “independent” in accordance with the criteria established by the SEC and the NASDAQ. Between January 1, 2012 and December 31, 2012, the Compensation Committee met eight times. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors- Corporate Governance-Compensation Committee.” The charter describes the nature and scope of responsibilities of the Compensation Committee.

The primary purpose of the Compensation Committee is to conduct reviews of the Company’s general executive compensation policies and strategies and oversee and evaluate the Company’s overall compensation structure and programs. The Compensation Committee confirms that total compensation paid to the President and Chief Executive Officer, Executive Vice President & Chief Financial Officer and those other individuals included in the Summary Compensation Table is reasonable and competitive. All of these individuals are referred to as the named executive officers, or NEOs. Responsibilities of the Compensation Committee include, but are not limited to:

•

evaluating and approving goals and objectives relevant to compensation of the President and Chief Executive Officer and other NEOs, and evaluating the performance of the executives in light of those goals and objectives;

•	determining and recommending for approval by the Board of Directors the compensation level of the President and Chief Executive Officer;
•	evaluating and approving compensation levels of the NEOs (and certain other employees);
•	evaluating and approving all grants of equity-based compensation to the NEOs (and certain other employees);
•	recommending to the Board compensation policies for outside directors;
•	providing general compensation oversight on significant issues affecting the Company’s compensation philosophy and/or policies;
•	providing input to management on whether compensation arrangements for the NEOs (and certain other employees) incentivize excessive risk taking;
•

reviewing performance-based and equity-based incentive plans for the President and Chief Executive Officer, other NEOs, and reviewing other benefit programs presented to the Compensation Committee by management;

•

reviewing and approving the aggregate amount of dollars, in the case of the annual cash incentive compensation, and performance share units (PSU), restricted stock units (RSU), and stock options, in the case of the annual long-term incentive (LTI) compensation, that is available to the Company each year;

•

reviewing at least annually the Company’s succession plan relating to NEO positions and make recommendations to the Board related to the selection of individuals to hold the position of President and Chief Executive Officer; and

•	reviewing and recommending to the Board for approval the annual goals and objectives of the Company as a whole, which in turn serve as the foundation for incentive compensation.

Endo management is required to provide reviews and recommendations for the Compensation Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. Direct responsibilities in this regard include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs for all employees, including competitiveness, and alignment with the Company’s objectives;
•	recommending changes, if necessary, to achieve all program objectives; and
•	recommending pay levels, payout and/or awards for NEOs and certain other employees other than the President and Chief Executive Officer.

The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the NEOs.

Use of Compensation Consultants

The Compensation Committee retains Hay Group as its consultant to provide objective, independent analysis, advice and recommendations with regard to executive compensation including, but not limited to, competitive market data and compensation analysis and recommendations related to our CEO and our other senior executives. Hay Group served as the independent executive compensation consultant to the Compensation Committee for the Company’s entire 2012 fiscal year. The consultant

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	10

reports to the Chairman of the Compensation Committee and has direct access to the other members of the Compensation Committee. The Compensation Committee also authorizes the consultant to share with, request and receive from management certain specified information in order to prepare for meetings with, and respond to requests from, the Compensation Committee. The consultant only interacts with management at the direction of the Compensation Committee and does not perform any other services for the Company. The Compensation Committee may retain other consultants and advisors from time to time.

A representative of Hay Group generally attends meetings of the Compensation Committee, is available to participate in executive sessions and communicates directly with the Compensation Committee.

In making an overall determination of the independence and lack of any conflict of interest regarding Hay Group and Hay Group’s lead advisor to the Compensation Committee, the Compensation Committee considered, among other things, the following factors:

•

the amount of Hay Group’s fees for executive compensation consulting services, noting in particular that such fees are nominal when considered in the context of Hay Group’s total revenues for the period,

•	Hay Group’s policies and procedures concerning conflicts of interest (copies of which were made available to the Compensation Committee),
•	there are no other business or personal relationships between any members of the Compensation Committee and Hay Group’s lead advisor to the Compensation Committee,
•

the lead Hay Group advisor who provides executive compensation consulting services to the Company does not directly own any stock of the Company, and has agreed not purchase any such stock so long as Hay Group and the lead advisor is engaged to provide executive compensation advisory services to the Compensation Committee (any Company stock held or managed through a third-party),

•	there are no other business or personal relationships between the Company’s executives and the lead Hay Group advisor, and
•	any other factors relevant to the independence of Hay Group.

In 2012, Hay Group assisted the Compensation Committee with, among other things, (i) performing a review of the Company’s executive compensation program, (ii) determining the appropriate allocation among short-term and long-term compensation, cash and non-cash compensation, and the different forms of non-cash compensation (iii) identifying appropriate Data Point Companies (as defined below in the CD&A section) for purposes of benchmarking the Company’s executive compensation and (iv) providing an overview of critical issues and trends affecting the executive compensation landscape.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2012 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Nominating & Governance Committee

On December 13, 2006, the Board of Directors chartered the Nominating & Governance Committee, which is comprised of independent directors.

The Nominating & Governance Committee of the Board of Directors identifies and recommends to the Board individuals qualified to serve as directors of the Company, recommends to the Board directors to serve on committees of the Board and advises the Board with respect to matters of Board composition and procedures. The Nominating & Governance Committee also oversees the Company’s corporate governance.

The Nominating & Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating & Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating & Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating & Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and
•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating & Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Secretary at Endo, 1400 Atwater Drive, Malvern, Pennsylvania 19355, and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	11

While the Board does not have a formal policy with respect to diversity, the Board of Directors and the Nominating & Governance Committee advocate diversity in the broadest sense. We believe that it is important that nominees for the Board represent diverse viewpoints and have diverse backgrounds. The Nominating & Governance Committee looks at a broad array of qualifications and attributes including: experience, skills, expertise, and personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although not specified in the charter, the Committee actively considers ethnicity and gender when selecting candidates so that additional diversity may be represented on the Board.

The Nominating & Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating & Governance Committee if they become aware of persons meeting the criteria described above. The Nominating & Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating & Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating & Governance Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating & Governance Committee determines that the candidate warrants further consideration, the Chairman or a member of the Nominating & Governance Committee utilizes a recognized search firm to review the candidate’s qualifications and background. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating & Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating & Governance Committee might be considering, and conducts one or more interviews with the candidate. Generally, Nominating & Governance Committee members may conduct additional due diligence of the candidate. The Nominating & Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Nominating & Governance Committee has established procedures under which any director who is not elected shall, if requested by the Board upon the Nominating & Governance Committee’s recommendation, tender his or her resignation to the Board of Directors. The Board of Directors will publicly disclose its decisions of whether or not to request any director to tender his or her resignation and whether or not to accept any such tendered resignation and the rationale behind such decisions within 90 days from the date of the certification of the election results.

The current members of the Nominating & Governance Committee are Messrs. Kimmel, Hyatt and Montague, Dr. Hutson and Ms. Smith. The Board has elected Mr. Kimmel as Chairman of the Nominating & Governance Committee. Between January 1, 2012 and December 31, 2012, the Nominating & Governance Committee met four times. Subject to their election at the 2013 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Kimmel, Hyatt and Montague, Dr. Hutson and Ms. Smith as members of the Nominating & Governance Committee and to re-appoint Mr. Kimmel as Chair of the Nominating & Governance Committee, effective May 22, 2013. The Board of Directors has determined that all of the members of the Nominating & Governance Committee are “independent” in accordance with the criteria established by the SEC and the NASDAQ. The Nominating & Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Nominating & Governance Committee.”

Research & Development Committee

On February 27, 2013, the Board of Directors formed a Research & Development Committee to review matters relating to scientific technology, research and development activities and pipeline investments, and to provide advice and counsel to the Company’s management and Transaction Committee in connection with management’s decisions regarding the allocation, deployment, utilization of, and investment in the Company’s scientific assets, as well as decisions regarding acquiring or divesting scientific technology or otherwise investing in research or development programs. The current members of the Research & Development Committee are Drs. Hutson and Nash and Messrs. Scodari and Spengler. Subject to their election at the 2013 Annual Meeting, the Board of Directors currently expects to reappoint Drs. Hutson and Nash and Messrs. Scodari and Spengler as members of the Research & Development Committee, and to reappoint Dr. Hutson as the Chair of the Research & Development Committee, effective May 22, 2013.

Transactions Committee

On July 31, 2007, the Board of Directors formed a Transactions Committee to provide advice and guidance to the Company’s management in connection with the exploration of strategic acquisition and licensing opportunities as well as any overture for merger with the Company, or sale of the Company or other like event. The current members of the Transactions Committee are Messrs. Kimmel, Hyatt, Montague and Scodari and Dr. Hutson. Subject to their election at the 2013 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Kimmel, Hyatt, Montague and Scodari and Dr. Hutson as members of the Transactions Committee, and to reappoint Mr. Hyatt as the Chair of the Transactions Committee, effective May 22, 2013. Between January 1, 2012 and December 31, 2012, the Transactions Committee met one time.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2012 with the management of the Company and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Further, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	12

the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Deloitte & Touche LLP’s independence from the Company, and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it has deemed appropriate.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements for the year ended December 31, 2012 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. The Audit Committee has selected, and the Board of Directors has approved, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Submitted by the Audit Committee of the Company’s Board of Directors.

Members of the Audit Committee:

John J. Delucca (Chairman) Roger H. Kimmel William P. Montague Jill D. Smith William F. Spengler

The above Audit Committee Report does not constitute soliciting material, and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	13

Proposal 2: Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2013. The Company is asking its stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of a majority of the issued and outstanding shares entitled to vote and represented at the Annual Meeting in person or by proxy will be required to approve the ratification of the appointment of the Company’s registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal.

The Audit Committee and the Board of Directors recommend a vote FOR the ratification of the Board’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2013.

Fees Paid to the Independent Registered Public

Accounting Firm

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities) served as the Company’s independent registered public accounting firm for the year ended December 31, 2012. The table to the right summarizes the aggregate fees for services the Deloitte Entities provided during years 2012 and 2011.

	2012	2011
Audit Fees[a]	$3,279,500	$4,106,270
Audit-Related Fees[b]	$56,500	$541,425
Tax-Fees[c]	$738,394	$774,286
All Other Fees	$-	$-

Total	$4,074,394	$5,421,981

a	Fees for audit services in 2012 and 2011 consisted of:
•	Audit of the Company’s annual financial statements;
•	Evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting;
•	Reviews of the Company’s quarterly financial statements; and
•	Comfort letters, consents and other services related to debt issuances and other SEC matters.
Fees for audit services decreased versus prior year due to the nonrecurring purchase accounting and debt issuance work in 2011.
b	Fees for audit-related services in 2012 and 2011 consisted of:
•	Audit-related fees associated with acquisitions in 2011; and
•	Employee benefit plan audits.
c	Fees for tax services in 2012 and 2011 consisted of tax compliance and tax planning and advice.
•

Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and assist the Company in obtaining government approval for amounts to be included in tax filings and consisted of:

¡	Federal, state and local income tax return assistance; and
¡	Assistance with tax return filings in certain foreign jurisdictions.

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	14

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the four categories of services to the Audit Committee for approval.

1

Audit services include audit work performed on the financial statements and related to the evaluation and reporting on the effectiveness of the Company’s internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents and other services related to SEC matters, and discussion surrounding the proper application of financial accounting and/or reporting standards.

2

Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and employee benefit plan audits.

3

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with the coordination of execution of tax related activities, primarily in the area of corporate developments; supporting other tax related regulatory requirements; and tax compliance and reporting.

4	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	15

Proposal 3: Advisory Vote on the Compensation of

Our Named Executive Officers (“Say-on-Pay Vote”)

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we seek a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers, or NEOs, as disclosed in the “COMPENSATION DISCUSSION AND ANALYSIS” (CD&A) and tabular disclosures of this Proxy Statement. Since the annual required vote is advisory, the result of the vote is not binding upon the Board.

Pay-for-performance underlies Endo’s compensation philosophy and supports Endo’s business strategies, but also strives to offer competitive compensation arrangements. In the CD&A, we have provided stockholders with a description of the Company’s compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered. Our compensation philosophy is designed to attract and retain highly-talented individuals and motivate them to achieve strong corporate performance, while embracing the Company’s values and leadership attributes. Our programs seek to:

•	Create long-term stockholder value;
•	Closely link compensation with Company performance and individual performance;
•	Appropriately reward achieving and exceeding the Company’s strategic and business plans;
•	Provide appropriate compensation for achieving annual results while also fostering a long-term performance orientation;
•	Reflect the competitive market for talent; and
•	Mitigate risk.

The Company’s compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to the Company’s performance through the establishment and achievement of strategic operating metrics or as a function of the Company’s total shareholder return (stock price). We have chosen the selected metrics to align employee compensation, including compensation for the NEOs as disclosed in the Summary Compensation Table located under the section entitled “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS”, to the Company’s strategic operating results and business strategy in an effort to enhance stockholder value.

The Compensation Committee regularly reviews industry practices related to executive compensation to better align the Company’s compensation philosophy with the Company’s business strategy, while reflecting an understanding of the external environment. The following reflects the leading practices implemented and maintained by the Company in an effort to achieve pay-for-performance, while maintaining good corporate governance:

•	Short- and long-term incentive programs are performance-based, designed to closely link pay and performance with the ultimate objective of enhancing stockholder value;
•	Established and maintained “Data Point Companies” (as defined below under the CD&A section) to appropriately compare NEO total compensation levels;
•	Assess relative total shareholder return (TSR) performance for its PSU awards against the current Standard and Poor’s (S&P) 1500 Healthcare Index peer group;
•

Conduct assessments at least annually of the potential risks associated with compensation arrangements, policies and practices to confirm that they are not reasonably likely to have material adverse effect on Endo;

•	Adopted a compensation recovery policy (clawback) relating to repayment of cash incentive awards by an executive in the event of a restatement of the Company’s financial results;
•	Equity plans prohibit the re-pricing of equity awards without stockholder approval;
•	Implemented a “double trigger” change in control provision in our 2010 Stock Incentive Plan;
•

Affirmatively determined not to offer new employees gross-up payments related to excise tax liabilities resulting from a change in control of the Company, and will not enter into any new NEO employment agreements with automatic renewal provisions;

•	Adopted stock ownership guidelines for both non-employee Directors and for executive management to align their interests with the interests of Endo stockholders;
•	The Compensation Committee retained Hay Group as its independent compensation consultant; and
•	Recently, the Company’s Board of Directors approved the following actions:
¡	Adopted a policy prohibiting the hedging and pledging of Company stock by employees and/or non-employee Directors (as defined earlier under the Insider Trading Policy section in Proposal 1);
¡	Affirmed that Endo does not allow for cash buyouts of underwater options;
¡	Affirmed that all future non-Director LTI awards under the current stock plans will vest over time, but in no event will 100% be vested sooner than 3-years from the date of the grant;
¡	Changed the PSU performance criteria to be based exclusively on TSR performance;
¡	Increased the portion of LTI awarded as PSUs from 33% to 50% to further strengthen the focus on stockholder value creation; and
¡	Affirmed non-employee Directors will not sell any shares of Endo common stock until Ownership Guidelines have been attained.

As illustrated by these actions, the Compensation Committee has and will continue to take action to structure our executive compensation practices in a manner that is performance-based with a view towards maximizing long-term stockholder value. The Board believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	16

executive compensation disclosures in this Proxy Statement aligns, where appropriate, with our Data Point Companies’ pay practices and coincides with our compensation philosophy.

Effect of Proposal

The above say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices.

The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation to be paid to Endo’s named executive officers as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement as required by the Securities and Exchange Commission.

Compensation Committee Report

The Compensation Committee reviewed and discussed with the Company’s management the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS”. In reliance on this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the Compensation Committee of the Company’s Board of Directors.

Members of the Compensation Committee:

Joseph C. Scodari (Chairman) John J. Delucca Nancy J. Hutson, Ph.D. David B. Nash, M.D., M.B.A. William F. Spengler

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	17

Compensation Discussion and Analysis

Pay-for-performance underlies Endo’s compensation philosophy. The Compensation Committee believes that the most effective executive compensation program is one that is designed to provide incentives that advance the interests of stockholders and deliver levels of compensation that are commensurate with performance. Endo’s compensation philosophy is designed to support our business strategy by attracting and retaining highly-talented individuals and motivating them to achieve competitive corporate performance, while embracing the Company’s values and leadership attributes.

Our executive compensation program seeks to:
•	Create long-term stockholder value;
•	Link compensation with Company and individual performance;
•	Reward high performance as measured against the Company’s strategic and business plans;
•	Provide appropriate compensation for achieving annual results while fostering a long-term performance orientation;
•	Reflect the competitive market for talent; and
•	Mitigate risk.

Elements of Executive Compensation

The Company’s compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to the Company’s performance through the establishment and achievement of strategic operating metrics or as a function of the Company’s total shareholder return. In support of our compensation philosophy, we have chosen selected metrics to align employee compensation, including compensation for the NEOs, to the Company’s strategic operating results and business strategy. The three principal components of the Company’s total compensation are base salary, annual cash incentive compensation and equity-based LTI compensation.

•	Base Salary reflects job responsibilities, value to the Company and individual performance while also taking into consideration market competitiveness.
•	Annual cash IC is a short-term program that reinforces the Company’s pay-for-performance approach, rewarding the achievement of annual goals and objectives.
•

LTI compensation provides an equity-based award that is performance-based. The objective of the program is to align compensation for NEOs over a multi-year period directly with the interests of stockholders of the Company by motivating and rewarding the creation and preservation of long-term stockholder value.

Say-on-Pay Consideration

In establishing 2013 compensation, the Compensation Committee also considered the results of the most recent stockholder advisory vote on executive compensation (the “say-on-pay vote”) at our annual meeting of stockholders held in May 2012, where over 88% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this result affirms stockholder support for our executive compensation decisions and policies, and as such, the Compensation Committee did not implement any changes as a result of this vote. The Compensation Committee will continue to consider the results of future say-on-pay votes when making executive compensation decisions and policies.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	18

Company Implemented Actions

In response to the evolving nature of our business structure and our goal to strengthen our executive pay decisions, emphasis has been placed on enhancing the effectiveness of our executive compensation policies in an effort to increase stockholder value creation. The following reflects the leading practices implemented and maintained by the Company in an effort to achieve pay-for-performance, while maintaining good corporate governance:

Item
Competitive Considerations

•    Established and maintained “Data Point Companies” to appropriately compare NEO total compensation levels; and

•    Assess relative total shareholder return (TSR) performance for its PSU awards against the current Standard and Poor’s (S&P) 1500 Healthcare Index peer group.

Incentive Compensation

•    Short- and long-term incentive programs are performance-based, designed to closely link pay and performance with the ultimate objective of enhancing stockholder value;

•    Equity plans prohibit the re-pricing of equity awards without stockholder approval and the Company affirmed that Endo does not allow for cash buyouts of underwater options;

•    Implemented a “double trigger” change in control provision in our 2010 Stock Incentive Plan;

•    Affirmed that all future non-Director LTI awards under the current stock plans will vest over time, but in no event will 100% be vested sooner than 3-years from the date of the grant;

•    Changed the PSU performance criteria to be based exclusively on TSR performance; and

•    Increased the portion of LTI awarded as PSUs from 33% to 50% to further strengthen the focus on stockholder value creation.

Employment Agreement

•    Affirmatively determined not to offer new employees gross-up payments related to excise tax liabilities resulting from a change in control of the Company; and

•    The Company will not enter into any new NEO employment agreements with automatic renewal provisions.

Risk Management

•    Conduct assessments at least annually of the potential risks associated with compensation arrangements, policies and practices to confirm that they are not reasonably likely to have material adverse effect on Endo;

•    Adopted a compensation recovery policy (clawback) relating to repayment of cash incentive awards by an executive in the event of a restatement of the Company’s financial results;

•    Adopted a policy prohibiting the hedging and pledging of Company stock by employees and/or non-employee Directors (as defined earlier under the Insider Trading Policy section in Proposal 1);

•    Adopted stock ownership guidelines for both non-employee Directors and for executive management to align their interests with the interests of Endo stockholders;

•    Affirmed non-employee Directors will not sell any shares of Endo common stock until Ownership Guidelines have been attained; and

•    The Compensation Committee retained Hay Group as its independent compensation consultant.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	19

The Company’s Executive Compensation Program

Overall Program Objectives

The Company’s primary objectives with respect to the development and implementation of executive compensation programs are to attract, retain and motivate highly qualified talent, as well as align executive compensation with the Company’s overall operating performance and business strategies, closely linked to the enhancement of stockholder value. The Compensation Committee believes that the most effective executive compensation program is one that is designed to recognize the achievement of specific annual, long-term and strategic goals of the Company, rewarding executives who contribute to meeting and exceeding the Company’s business objectives, with the ultimate objective of improving stockholder value.

Accordingly, the Company provides incentives to advance the interests of stockholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation program to:

•	create a strong performance alignment with stockholders’ interests;
•	support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement; and
•	recruit, retain and motivate superior executive talent.

The Company seeks to achieve these objectives through three key compensation elements:

•	a base salary;
•	a performance-based annual cash incentive (i.e., annual IC program); and
•

an annual (and, under certain circumstances, periodic) grant of long-term, equity-based compensation (i.e., a long-term incentive), comprised of PSUs that have performance-based vesting requirements, RSUs subject to time-based vesting requirements, and stock options.

The Compensation Committee reviews compensation information for each NEO which includes the following information:

•	the annual compensation and benefit values that are being offered to each executive;
•	the value of all outstanding equity awards; and
•	the value of all other compensation.

The Compensation Committee also meets with our Chairman, President and Chief Executive Officer and other senior management in connection with compensation matters and regularly meets in executive sessions with and without Hay Group Compensation Committee consultants.

Competitive Considerations

In making compensation decisions with respect to each element of compensation, the Compensation Committee considers the competitive market for executives and compensation levels provided by comparable companies. The Compensation Committee regularly reviews the compensation practices at companies with which it competes for talent, including businesses engaged in activities similar to those of the Company, including branded pharmaceuticals, generics, devices and services. While we do not believe that it is appropriate to establish compensation levels based primarily on benchmarking, we believe that information regarding pay practices at other companies is nevertheless useful in two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, independent marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation.

The Compensation Committee generally aligns target executive compensation at the median of compensation packages for executives in similar positions and with similar responsibilities and experience at similar companies of comparable size with the opportunity for top quartile actual compensation based upon individual and Company performance. We recognize, however, that positions with similar titles at the Data Point Companies are not always comparable in terms of responsibility to such positions at the Company. The Compensation Committee’s choice of this target percentile reflects the Company’s consideration for our stockholders’ interests in paying what is competitive, but not significantly more than that which is competitive, to achieve our corporate goals, while conserving cash and equity as much as practicable.

We believe that, given the industries in which we operate and our compensation philosophy and objectives, compensation targeted at the median of similar-situated companies with the opportunity for top quartile total compensation based upon performance is generally sufficient to retain our current executive officers and to hire new executive officers when and as required. In setting compensation for the NEOs, the Compensation Committee considers comparative market data requested from Hay Group, its compensation consultant. In gathering relevant competitive market compensation data, the Compensation Committee approved the use of a sample of mid-sized companies with similar operations as Endo.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	20

We refer to all of these sample companies as the “Data Point Companies.” The Committee believes that Endo competes with the Data Point Companies for talent and for stockholder investment. The Data Point Companies typically have similar executive officer positions and create a range of comparative compensation values that are utilized by the Compensation Committee to confirm that salary levels and overall incentive opportunities approved by the Compensation Committee are consistent with the Company’s overall objectives. Hay Group makes regular recommendations to the Committee regarding the recalibration of the Data Point Companies referenced, which includes a cross-industry composite of companies that reflects the Company’s current business segments. On an annual basis, the Compensation Committee re-evaluates the Data Point Companies from a business revenue allocation perspective once any respective segment shifts significantly in a given year. As a result of this annual review, the Company maintained the current Data Point Companies, since the current composition continues to approximate Endo’s 2012 segment allocation. The Compensation Committee approved Data Point Companies for 2012 are listed in the table below.

2012 Data Point Companies
Allergan Inc.	Celgene Corporation	Intuitive Surgical, Inc.	Salix Pharmaceuticals Ltd.
Biogen Idec Inc.	Edwards Lifesciences Corporation	Medicis Pharmaceutical Corporation	Valeant Pharmaceuticals Inc.
C.R. Bard, Inc.	Forest Laboratories Inc.	Mylan Inc.	Warner Chilcott Ltd.
CareFusion Corporation	Gilead Sciences, Inc.	Par Pharmaceuticals	Watson Pharmaceuticals Inc.

The graphs below reflect the Data Point Companies’ revenue composition for 2012, as well as Endo’s actual revenue allocation across business segments for 2012.

The Compensation Committee does not attempt to set each compensation element for each executive within a particular range related to levels provided by the Data Point Companies. Instead, the Compensation Committee uses market comparisons as one factor in making compensation decisions. Among other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, complexity and importance of role and responsibilities, leadership and growth potential.

In establishing 2013 compensation, the Compensation Committee also considered the results of the most recent stockholder advisory vote on executive compensation (the “say-on-pay vote”) at our annual meeting of stockholders held in May 2012, where a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes these results affirm stockholder support for our executive compensation decisions and policies, and as such, the Compensation Committee did not implement any changes as a result of this vote. The Compensation Committee will continue to consider the results of future say-on-pay votes when making executive compensation decisions and policies.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	21

Pay Risk

At least on an annual basis, the Company’s management team conducts an assessment of the potential risks associated with the Company’s compensation arrangements, policies and practices. The assessment is then reviewed by the Company’s Compensation Committee. A key objective is to determine whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. This risk assessment process includes:

•	A comprehensive review of compensation programs with the highest potential for material adverse effect;
•	Identification of key Company positions and business areas that could potentially carry a significant portion of the Company’s risk profile;
•	Identification of compensation programs for the key Company positions and/or business areas;
•	An analysis of employee compensation plans with the highest potential for risk pursuant to which we:
¡	Identify the features within the plans that could potentially encourage excessive or imprudent risk taking;
¡	Identify business risks that these features could potentially encourage;
¡	Identify controls and plan features that mitigate the risks identified;
¡	Determine residual risk remaining after having identified mitigating controls and features; and
¡	Assess whether residual risk is reasonably likely to have a material adverse effect on the Company as a whole.

The Compensation Committee also reviews the Company’s compensation programs that allow for variable payouts. A key consideration is the establishment of an appropriate mix of performance metrics. The Compensation Committee also oversees the plans so that they reward both annual goal achievement and the long-term sustainable success of the Company. In addition, the reviews focus on plans where an employee might be able to influence payout factors and programs that involve our executives, with a focus on analyzing whether any of the performance targets encourage excessive risk taking. During the assessment, several control and design features of the Company’s compensation program that are intended to mitigate the risk of excessive risk-taking are evaluated. Risk profiles are also evaluated on an on-going basis as new program designs are considered.

Based on the process described above, it was concluded that the potential risks associated with the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on Endo. Management will continue to review the Company’s compensation programs at least annually to identify and address potential risks that may have a material adverse effect on the Company.

Compensation Components

The three principal components of the Company’s total compensation are: base salary, annual cash incentive compensation and equity-based LTI compensation. In allocating compensation among these elements, we believe that the majority of the compensation of our senior-most levels of management—the levels of management having the greatest ability to influence the Company’s performance—should be performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the officer, including salary, annual IC cash bonus and long-term incentive compensation. In addition, in reviewing and approving employment agreements for NEOs, the Compensation Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Compensation Committee’s goal is to award compensation that is competitive to attract and retain highly qualified leaders and motivate high business performance. The Compensation Committee believes that its compensation programs align executive and stockholder interests as well as vary compensation based on individual and Company performance.

Base Salary

Purpose: The objective of base salary is to reflect job responsibilities, value to the Company and individual performance while taking into consideration market competitiveness. We seek to provide our executive officers with competitive annual base salaries in order to attract and retain them. The base salary component of our executive officer compensation program is not designed to incentivize our near-term performance (as performance-based cash bonuses are designed to do), but rather to provide the baseline level of compensation to executive officers.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	22

Considerations: Salaries for the NEOs are determined initially by each individual’s employment agreement which are described under “Employment and Change in Control Agreements; Severance Agreements” below. These salaries and the amount of any increase over these salaries are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at the Data Point Companies;
•	the expertise and competencies of the individual executive;
•	the competitiveness of the market for the executive’s services;
•	internal review of the executive’s compensation, both individually and relative to other NEOs;
•	the recommendations of the President and Chief Executive Officer (except in the case of the President and Chief Executive Officer’s own compensation); and
•	individual performance of the NEO, which includes:
¡	achievement of individual annual goals and objectives, the risks and challenges involved, and the impact of the results;
¡	performance of day-to-day responsibilities;
¡	increases in competencies and skill development;
¡	value of their contribution to function and Company goal achievement; and
¡	behaviors aligned with Endo core values.

Base salaries are generally reviewed annually. In reviewing salaries, the Compensation Committee adjusts salaries from time to time to realign salaries with market levels, individual performance and incumbent experience. The Compensation Committee also considers salaries relative to those of others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as incentive compensation and long-term incentive opportunities, where such an adjustment would correct a compensation imbalance, as the Compensation Committee deems appropriate.

2012 Decisions Regarding Base Salary: In December 2012, as part of the Compensation Committee’s annual review of compensation, Hay Group provided the Compensation Committee with a market assessment of the competitive compensation for the Company’s executive officers. This assessment included reviewing the Data Point Companies and:

•	establishing a benchmark match for each of the positions;
•	gathering and analyzing competitive compensation from relevant labor markets; and
•	developing competitive market medians of compensation for the positions.

Based on the competitive market data referred to above, the Compensation Committee developed, with the assistance of Hay Group, market medians of compensation for each of Endo’s compensation elements (base salary, target annual incentive compensation, and expected value of long-term incentive compensation) and then compared each NEO’s current compensation to the market median for each data sample. The market data and the performance of each of Endo’s NEOs are reviewed each year, but there is no assurance that any of their individual compensation packages will be aligned with the market. The Compensation Committee reviewed the competitive market data in the context of both Company and individual performance for 2012, and concluded that base salary increases would not be awarded to any of the NEOs in 2013, as indicated in the “Individual Compensation Determination” section.

Performance-Based Annual Cash Incentive Compensation (IC)

Purpose: The compensation program provides for an annual cash incentive that reinforces the Company’s pay-for-performance approach. This incentive compensation, or IC, program is a short-term performance-based incentive plan that rewards achievement of annual goals and objectives. The objective of the program is to compensate individuals based on the achievement of specific goals that are intended to correlate closely with stockholder value.

The respective annual cash IC target for each named executive officer related to 2012, to be paid in early 2013, is expressed in the graph to the right.

Considerations: The annual cash IC program includes relative incentive levels based on the NEO’s accountabilities, performance objectives and impact on Company operations, with target award opportunities established as a percentage of base salary. Each NEO’s target IC bonus is established pursuant to their respective employment agreement, which is determined based on all factors that the Compensation Committee deems relevant, including (but not limited to) a review of the Data Point Companies’ compensation. The annual bonus process for our NEOs involves two basic steps:

•	At the outset of the year:
¡	Set overall Company performance goals using a scorecard process; and
¡	Set individual objectives aligned with the business strategy and Company scorecard for the year.
•	At the end of the year:
¡	Measure actual performance (individual and Company-wide) against the predetermined Company performance goals and individual performance measures to determine the appropriate award.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	23

These two steps are further described below:

(1)

Setting Company performance goals. Early in each year, the Compensation Committee, working with senior management, sets performance goals for the Company. The bonus determination for each NEO is primarily based upon the Company’s performance against these goals. The goals that were established for 2012 are discussed below under “2012 Decisions Regarding Incentive Compensation.”

(2)

Measuring performance. After the end of the year, the Compensation Committee reviews the Company’s actual performance against each of the performance goals established at the outset of the year. The Compensation Committee assesses the Company’s performance as well as each NEO’s performance against the individual goals set at the outset of the year. This assessment allows bonus decisions to take into account overall Company performance and each NEO’s personal performance and contribution during the year. In determining the extent to which the pre-set performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.

Discretion: Under the IC program, the Compensation Committee has discretion, in appropriate circumstances (e.g., should the individual’s performance in any particular year be evaluated as outstanding), to pay incentive compensation at less than or in excess of target levels, but no more than the lesser of 1) the maximum aggregate amount of the annual incentive pool based on a pre-established fixed percentage of consolidated adjusted net income or 2) a maximum individual amount of $3,000,000 for the President and Chief Executive Officer and three other highest-paid executive officers (not including the Company’s Executive Vice President & Chief Financial Officer in accordance with IRC 162(m)), which is the amount approved by stockholders in accordance with IRC 162(m) of the Internal Revenue Code under Endo’s 2010 Stock Incentive Plan. Further, pursuant to each of our NEOs’ employment agreements, target IC as a percentage of annual base salary may subsequently be increased at the discretion of the Compensation Committee. The Committee did not implement any IC target changes for the Company’s NEOs for the 2012 performance year.

2012 Decisions Regarding Incentive Compensation: The following information summarizes the components of the Company’s IC program and the basis for the actual award granted by the Compensation Committee for 2012. With respect to 2012, the annual award to each of the NEOs was based on the achievement of corporate goals as well as each NEO’s individual performance and demonstrated leadership. The Compensation Committee established corporate performance goals for 2012, placing emphasis on the Company’s most important strategic and operating objectives. For 2012, the IC weightings were recalibrated to place balanced emphasis on strategic and operational activities. The performance goals were weighted as follows (specific targets are discussed in the following section heading “2012 Company Performance Against Objectives”):

The above “scorecard” is calibrated so that results will generally range between 50% and 150% of target award opportunity, commensurate with performance. These goals are set so that the Company’s financial performance achieved in each scenario will appropriately fund the cost of the cash incentives. The Compensation Committee, however, has the discretion to withhold annual cash incentives that otherwise would be made to any employees, including the NEOs, if it determines, either on a quantitative or a qualitative basis, that overall performance is too low. Moreover, the scorecard achievements are assessed based on whether the Company achieved the scorecard results considering (1) current healthcare compliance as reflected by a robust internal compliance program and as determined by outcomes of regulatory review and inspections, such as those of the Food and Drug Administration, and (2) progress on health and safety outcomes as determined by other regulatory and environmental matters.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	24

2012 Company Performance Against Objectives: The Company faced significant challenges in 2012 ranging from pharmaceutical supply disruptions to softness of the AMS business due in part to a decline of mesh-related procedures. These challenges contributed to the significant charges relating to the impairment of certain assets, primarily driven by the reduction in fair value underlying goodwill and other intangible assets attributable to the Company’s AMS segment and the impact of accruals for legal and other contingencies. The graph below summarizes Management’s key 2012 accomplishments (numbers are reported in millions, other than per share information).

•	Financial Objectives:
¡	Achieved $3.027 billion in revenue compared to 2012 plan of $3.239 billion (93.5% of plan), representing an increase of 11% compared to 2011; and
¡	Achieved adjusted diluted EPS of $5.02 compared to target of $5.11, representing a 7% increase compared to 2011.

1

Adjusted diluted EPS is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP financial measures used by other companies. Endo refers to this non-GAAP financial measure in making operating decisions because it believes it provides meaningful supplemental information regarding the Company’s operational performance. For instance, Endo believes that adjusted diluted EPS facilitates its internal comparisons to its historical operating results and comparisons to competitors’ results. The Company includes adjusted diluted EPS in its earnings announcements because it believes it is useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Further, Endo believes that adjusted diluted EPS may be useful to investors as it is aware that certain of its significant stockholders utilize this measure to evaluate its financial performance. Finally, adjusted diluted EPS is considered by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the following reconciliation of adjusted diluted EPS to its most directly comparable GAAP financial measure-diluted EPS.

	2012	2011
Adjusted diluted EPS	$5.02	$4.69
Upfront and milestone payments to partners	$(0.51)	$(0.23)
Acquisition-related and integration items, net	$(0.19)	$(0.28)
Separation benefits and other cost reduction initiatives	$(0.39)	$(0.18)
Asset impairment charges	$(6.43)	$(0.96)
Amortization of intangible assets related to marketed products and customer relationships	$(1.89)	$(1.57)
Inventory step-up	$(0.01)	$(0.41)
Non-cash interest expense	$(0.17)	$(0.16)
Net loss on extinguishment of debt	$(0.06)	$(0.10)
Accrual for payment to Impax related to sales of OPANA® ER	$(0.85)	$-
Patent litigation settlement items, net	$(0.71)	$-
Litigation-related and other contingencies	$(2.65)	$(0.09)
Other income, net	$-	$0.02
Income tax	$2.65	$0.82
Exclusion of dilutive securities due to net loss	$(0.21)	$-

Diluted EPS	$(6.40)	$(1.55)

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	25

Other performance goals are established in alignment with the Company’s strategic priorities. Further, the goals are developed to deliver strong annual operating performance results, while positioning the Company for longer-term success and enhanced stockholder value. Performance goals are set to be challenging, while reasonably attainable given a concerted effort on the part of the Company’s NEOs and employees in consideration of conditions and trends. NEO compensation is closely aligned with the achievement of performance goals, including:

•	Strategic Achievement;

•	Organic Growth; and

•	Organizational Advancement

The Compensation Committee reviewed the Company’s achievement of the financial and other objectives set forth above as well as each named executive officer’s contributions and concluded that incentive payments would not be awarded to the NEOs for the 2012 performance year, as indicated in the “Individual Compensation Determination” section.

See also below under the heading “Retirement and Post-Termination Benefits” regarding how each named executive officer with an employment agreement is entitled to cash incentive compensation as a percentage of salary under certain circumstances.

Equity-Based Long-term Incentive Compensation

Purpose: The LTI program provides an annual award (and, under certain circumstances, a periodic award) that is performance-based. The objective of the program is to align compensation for NEOs over a multi-year period directly with the interests of stockholders of the Company by motivating and rewarding creation and preservation of long-term stockholder value. The level of LTI compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to NEOs and the goals of the compensation program described above. Currently, LTI awards are equity-based and provide for the awarding of PSUs, RSUs, and stock options. The timing of our equity grants, including stock options, is not coordinated in a manner that intentionally benefits our executive officers or coincides with the release of material non-public information.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	26

The Company believes that a combination of PSUs, RSUs, and stock options closely equates the value of the benefit received by the recipient to the accounting expense of the benefit to the Company. The Company also believes that the resulting blend of PSUs, RSUs, and stock options is supported by the pattern of equity-based awards that prevails in the Data Point Companies and in the external market generally. For 2012 grants, the targeted LTI mix of PSUs, RSUs, and stock options for senior management was equally weighted at 33% each.

Effective with the 2013 grants, senior management’s targeted mix was recalibrated to assign a higher portion of performance-based equity compensation, specifically through the expanded use of PSUs. This change is intentionally designed to motivate senior management to increase the creation of stockholder value. The new equity mix is reflected in the graph to the left.

In determining the annual LTI grants for the NEOs, the Compensation Committee considered market data on total compensation packages, the value of long-term incentive grants at the Data Point Companies, total shareholder return, share usage and stockholder dilution and, except in the case of the award to the President and Chief Executive Officer, the recommendations of the President and Chief Executive Officer.

The respective equity-based LTI compensation target for each named executive officer related to 2012, to be paid in early 2013, is reflected in the graph to the right.

Further, Company and individual performance are considered in the awarding of annual equity-based compensation to NEOs:

•      Overall Company results versus performance scorecard. Company performance is measured as described above in the “Performance-Based Annual Cash Incentive Compensation (IC)” section.” Annual goals were set in four categories, financial objectives, strategic achievement, organic growth and organization advancement objectives. At the end of the performance year, an assessment is made of Company results versus pre-determined objectives.

•      Individual performance determined by assessing each named executive officer’s achievements versus annual performance objectives. Regarding individual performance, each named executive officer has annual performance objectives that contribute to the growth and development of the Company. At the end of the performance year, each named executive officer is assessed and given an overall performance rating. The final rating is then factored into the awarding of equity-based compensation.

Based upon the achievement of Company goals and individual objectives, our Chief Executive Officer recommends an adjustment to each named executive officer’s target annual equity-based LTI compensation target based upon performance related to key job accountabilities and annual performance objectives. The recommendation is then reviewed by the Compensation Committee, which has discretion to modify the final award. Regarding the award for the Company’s President and Chief Executive Officer, the Compensation Committee follows a similar process and has the ultimate discretion for determining the annual equity award.

Discretion: Mr. Holveck’s employment agreement did not prescribe a specific LTI target but instead provided that his LTI compensation would be determined at the sole discretion of the Compensation Committee if the Company and executive achieve certain performance targets set by the Committee with respect to each year ending during Mr. Holveck’s employment term. All other NEOs are eligible to receive LTI compensation in an amount equal to a fixed percentage of their annual base salary for such year (or such lesser (including zero) or greater percent of the base salary for such year as is recommended to the Compensation Committee by the CEO and approved by the Compensation Committee).

Performance Share Units: Beginning in 2010, PSU awards were and now continue to be granted annually, with each award covering a three-year performance period. Through this program, senior leaders are eligible to earn a specified target number of shares of Company stock at the end of a minimum three-year performance period. The actual stock award is paid out at the end of the three-year plan period depending on how well the Company performed against the targets set at the beginning of the three-year program.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	27

This portion of the Company’s LTI program focuses the Company’s leaders on delivering business performance over the next three years against certain key financial metrics that are designed to increase long-term stockholder value as defined in each year’s performance award agreements. Specifically, for PSUs granted in 2010, 2011 and 2012, the payouts are made in shares of common stock, with the actual number of shares awarded dependent upon:

•

50% tied to the Company’s TSR performance over the performance period relative to the TSR performance of the NASDAQ Biotechnology Index for 2010 & 2011 grants, and the S&P 1500 Health Care Index for grants starting in 2012 (the TSR Stock Award); and

•	50% tied to cumulative net sales over the performance period (the Net Sales Stock Award).

The number of PSUs awarded to each executive is based on a targeted percentage of the executive’s base salary with the actual number of shares awarded adjusted to between zero and 200% of the target award amount based upon achievement of pre-determined TSR performance and cumulative net sales goals.

In March 2013, the Compensation Committee reviewed and approved a new PSU design effective with the 2013 grants and awarded PSUs to its NEOs. In an effort to increase the level of focus placed on increasing stockholder value, the Compensation Committee approved the implementation of a single performance measure based exclusively on three-year TSR performance. The number of PSUs awarded to each executive is based on a targeted percentage of the executive’s base salary with the actual number of shares awarded adjusted to between zero and 300% of the target award amount based upon achievement of pre-determined TSR performance goals. The performance period for these awards began on January 1, 2013 and ends on December 31, 2015. Payouts with respect to these PSUs, if any, will be made in shares of Company common stock in March 2016, following the close of the three-year performance cycle. In determining the extent to which the pre-set performance measures are met for a given period, the Compensation Committee may exercise its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.

Starting with 2013 grants, holders of PSUs will be entitled to receive a number of shares of Company common stock equal to a multiple of the award based on the Company’s relative TSR (as specifically defined below) for the performance period as compared to the TSR for the performance period of companies comprising the S&P 1500 Health Care Index as of the last day of the performance period, in accordance with the adjacent graph; provided, however, that, notwithstanding the adjacent graph, a maximum of 0.5x of the award shall vest if the Company’s Total Shareholder Return for the performance period is negative. In addition to achieving percentile rankings at or above the 80th percentile, the following absolute performance levels must be achieved in order to attain a payout above 1.5x:

• To attain a 2.25x payout, TSR must also reach an absolute performance level threshold equal to a minimum of 200% of the Per Share Price at the beginning of the measurement period
• To attain a 3x payout, TSR must also reach an absolute performance level threshold equal to a minimum of 220% of the Per Share Price at the beginning of the measurement period.

“Total Shareholder Return” shall mean the appreciation of the Per Share Price during the performance period, plus any dividends paid on the applicable company’s common stock during such performance period.

“Per Share Price” shall mean the average of the closing prices of common shares for the applicable company during the eighty consecutive trading days ending on the day prior to the applicable measurement date.

The determination of TSR will be made at the sole discretion of Board. The Board also has discretion to accelerate the vesting of all or a portion of the Participant’s Performance Award based upon the overall performance of the Company and/ or the Participant or based upon any change in business conditions, provided that the exercise of such discretion would not cause a Performance Award that would otherwise be deductible as “performance-based” compensation within the meaning of Section 162(m) of the Code to become non-deductible.

Restricted Stock Units: In addition to the PSUs described above, our NEOs also are granted time-based RSUs, which are the second element of our equity-based LTI compensation package. RSUs are valued based on the closing price of our common stock on the NASDAQ on the date of grant, and each RSU represents the right to receive one share of Company common stock as of the date of vesting. RSUs granted to the NEOs generally vest ratably over four years, and in no case will the entire award vest over less than three years, based on continued employment.

Stock Options: The Company’s LTI compensation has historically taken the form of stock option awards. Stock options represent the third element of our equity-based LTI compensation package, and are designed to reward NEOs only if the

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	28

stock price increases. The LTI program calls for stock options to be granted with exercise prices of not less than the closing price of our common stock as quoted on the NASDAQ on the date of grant and generally to vest ratably over four years, and in no case will the entire award vest less than three years for all future grants, based on continued employment. The Compensation Committee will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without stockholder approval. Stock options grants to NEOs have historically been awarded with a term of ten years, although effective with the 2013 grants, annual option awards will generally be granted with a term of 7 years. In the case of Mr. De Silva’s initial equity award, his stock options were awarded with a term of 10 years.

Considerations: The Company believes that the most effective means to encourage long-term performance by our NEOs is to create an ownership culture. This philosophy is implemented through the granting of the equity-based awards described above. The LTI program described above is designed so that Company leaders hold a competitive stake in the Company’s financial future. The LTI program provides a future reward structure so that employees who have an impact on the Company’s performance share in the results of that impact.

The LTI pool is established annually based on the Company’s achievement of goals and objectives, and can vary significantly from year to year. The share pool is also managed in a manner that focuses on optimizing share utilization, while remaining aligned with competitive eligibility and grant practices. Key dilution metrics such as burn rate and overhang are regularly evaluated against external benchmarks, but also considered in the context of 1) the Company’s significant growth in recent years, and 2) Endo’s declining outstanding share base over the same time period due to the recent implementation of the Company’s share repurchase program.

The Company generally establishes eligibility at the manager-equivalent level to more closely align Company and industry practices. The approved Employee Stock Purchase Plan (ESPP) was introduced in 2012 to reinforce the Company’s emphasis on building an ownership culture for all eligible employees regardless of whether or not they participate in the LTI program. LTI opportunities remain an important component of the Company’s compensation philosophy, and are allocated most heavily to:

•	Reward consistently high performing individuals who we expect will increase the future value of the Company;
•	Reward individuals at various levels who have high impact relative to the expectations of their role; and
•	Retain eligible individuals who have skills critical to the long-term success of the Company and who exemplify our core value behavior.

Timing of Grants: Annual grants of PSUs, RSUs, and stock options to our NEOs are made at a regularly scheduled meeting of the Board of Directors held during the first quarter of each year, and the grant date is the date of that meeting. The Compensation Committee may also make occasional grants during the year to employees of the Company. These grants are typically associated with promotions and hiring, and are typically made on the effective date of the promotion or the first day of work.

2012 Decisions Regarding Equity-Based LTI Program: In 2012, the Compensation Committee awarded LTI compensation for NEOs pursuant to the program described above resulting in the awards of PSUs, RSUs, and stock options identified in the Summary Compensation Table and the 2012 Grants of Plan-Based Awards Table. For grants awarded in 2013, the Compensation Committee concluded that LTI awards for the Company’s NEOs would be awarded at reduced levels, as indicated in the “Individual Compensation Determination” section.

Periodic Review: The Compensation Committee reviews both the annual IC program and the LTI program annually to confirm that their key elements continue to meet the objectives described above.

Ownership Guidelines for Executive Management: The current Ownership Guidelines for executive management are as follows:

Executive management is expected to achieve the Ownership Guidelines within five years of joining the Company, or, if in the case of individuals serving in this capacity at the time the Ownership Guidelines were adopted, within five years of the date of adoption of the Ownership Guidelines. Executive management is also expected to continuously own sufficient shares to meet the Ownership Guidelines once attained. Members of executive management who subsequently get promoted to a higher level will have five years from the date of promotion to achieve their new ownership target.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	29

Individual Compensation Determination

Under our compensation structure, the mix of base salary, cash IC and equity-based LTI compensation varies depending on each named executive officer’s level. Annual compensation determinations are based on factors including the Company’s performance, individual performance, and the competitiveness of each NEO’s pay as reported by the Compensation Committee’s consultant, Hay Group. The following summarizes the incentive compensation decisions for the named executive officers based on 2012 performance:

Name	Base Salary as of December 31, 2012	2012 IC Target	2012 IC Actual	2012 Long-Term Equity Incentive Compensation Target	2012 Long-Term Equity Incentive Compensation Actual(1)
David P. Holveck	$1,155,000	$1,386,000	$-	$4,620,000	$-
Alan G. Levin	$670,000	$368,500	$-	$1,340,000	$911,934
Julie H. McHugh	$590,000	$354,000	$-	$1,475,000	$1,003,814
Ivan P. Gergel, M.D.	$655,100	$360,305	$-	$1,310,200	$990,730
Caroline B. Manogue	$562,000	$309,100	$-	$1,124,000	$983,022

1

The amounts shown in this column include the fair value under ASC 718 of the 2012 option awards on the date of grant determined using the Black-Scholes or Monte-Carlo variant valuation model, as appropriate. Additionally, amounts reflect the grant-date fair value of the PSUs which include both a performance and market-based variable as defined within ASC 718. Although the fair value of executive award grants listed above has been determined in accordance with the applicable accounting standards, values may not be indicative of the fair value observed in a willing buyer / willing seller market transaction.

Each named executive officer’s target percentage and actual number of PSUs, RSUs, and stock options granted in 2013 based on 2012 performance were as follows:

Name	LTI Target % of Base Salary	PSUs Actually Granted	RSUs Actually Granted	Options Actually Granted
David P. Holveck	400%	-	-	-
Alan G. Levin	200%	14,683	7,342	24,325
Julie H. McHugh	250%	16,163	8,081	26,776
Ivan P. Gergel, M.D.	200%	15,952	7,976	26,427
Caroline B. Manogue	200%	15,828	7,914	26,221

David P. Holveck

President and Chief Executive Officer

To provide further assurance of independence, the compensation recommendation for the President and Chief Executive Officer is developed by Hay Group. Hay Group prepares analyses showing competitive Chief Executive Officer compensation among the Data Point Companies for the individual elements of compensation and total direct compensation. The consultant develops a range of recommendations, based on various company and individual performance assumptions, for any change in the President and Chief Executive Officer’s base salary, annual cash incentive, equity grant value, and equity mix. The recommendations take into account the competitive Data Point Company pay analysis, expected future pay trends, and the position of the President and Chief Executive Officer in relation to other senior company executives and proposed pay actions for all key employees of the Company. The range allows the Committee to exercise its discretion based on the President and Chief Executive Officer’s individual performance and other factors. The results of this analysis are shared with the Committee, during which time the Company’s performance, and the performance of the President and Chief Executive Officer are evaluated, and compensation decisions determined. The President and Chief Executive Officer has no prior knowledge of the recommendations, and only participates in the process during the stage when he reviews his evaluation of Company performance and his personal performance with the Committee. The President and Chief Executive Officer takes no part in the recommendations, Committee discussions, or decisions, other than what is described above. The Board’s assessment of Mr. Holveck’s performance is based on the development and execution of a long-term vision and strategy for the Company, and the evaluation of Company operating and financial performance as summarized in the “Performance-Based Annual Cash Incentive Compensation (IC)” section.

Based on the Company’s performance in 2012, and Mr. Holveck’s retirement from the Company, Mr. Holveck did not receive a base salary compensation increase or annual equity award. Based upon the overall results of the business in 2012, the Compensation Committee and the Board of Directors determined that Mr. Holveck and the other NEOs would receive no annual cash incentive compensation payments related to 2012. Further, the Compensation Committee determined not to increase base salaries for the other NEOs for 2013. Regarding LTI awards for the NEOs, the Compensation Committee elected to reduce the annual equity compensation pool to 75% of target award levels. The actual LTI awards as percent of target ranged from 68.1% to 87.5%, respectively.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	30

Alan G. Levin

Executive Vice President & Chief Financial Officer

Mr. Levin serves as Chief Financial Officer, and is also responsible for investor relations and business development. Under Mr. Levin’s financial leadership in 2012, revenue increased 11% compared to 2011 and 2.0% on a pro-forma basis, giving effect to the AMS acquisition as if it had occurred on January 1, 2011. Despite not meeting business plan revenue objectives in part due to pharmaceutical supply disruptions and softness of the AMS business due to a decline of mesh-related procedures, the Company achieved adjusted diluted EPS of $5.02, representing a 7% increase compared to 2011. The adjusted diluted EPS was achieved in large part based upon Mr. Levin’s leadership over the Company’s cost efficiency initiatives. Based on Mr. Levin’s contributions to the Company in 2012, the Board approved an equity award equal to 68.1% of his target, but like all other NEOs, no annual cash incentive payment related to 2012 and no merit increase to base salary for 2013.

Julie H. McHugh

Chief Operating Officer

Ms. McHugh is responsible for developing and executing the Company’s operational and strategic commercial objectives, and is accountable for leading enterprise-wide information technology solutions. In support of Endo’s total healthcare solutions strategy, Ms. McHugh has continued to implement the Company’s strategy to improve patient care through the pain, urology, oncology and endocrinology care pathways. In 2012, Ms. McHugh contributed to the Company’s results by managing through the supply disruptions related to the December 2011 closure of the Novartis Lincoln, Nebraska plant. She led the Company’s commercial efforts to mitigate the revenue shortfall risk by launching the new formulation of OPANA® ER designed to be crush-resistant. Further, Ms. McHugh led the generics business to a revenue increase of 11.7%. In recognition of Ms. McHugh’s leadership and contributions in 2012, the Board approved an equity award equal to 68.1% of her target, but like all other NEOs, no annual cash incentive payment related to 2012 and no merit increase to base salary for 2013.

Ivan P. Gergel, M.D.

Executive Vice President, Research & Development & Chief Scientific Officer

Dr. Gergel leads the Company’s research and development function, involving the continued advancement of the Company’s portfolio through targeted selection of key investment opportunities while accelerating the development of strategic assets. Dr. Gergel has led the expansion of the Company’s research & development pipeline, continuing the advancement of discovery programs in oncology, urology and pain, while developing and progressing a significant number of urology medical device programs. Under Dr. Gergel’s leadership, the Company significantly enhanced its pharmaceutical pipeline, progressing key development assets including BEMA® Buprenorphine indicated for the for the novel buccal delivery of the schedule III opiate buprenorphine and ODM-201 for the treatment of castrate resistant prostate cancer. Further, the Company now has 10 pharmaceutical drug discovery programs, as well as three additional programs in partnership with Orion Corporation. As a result of Dr. Gergel’s leadership and contributions in 2012, the Board approved an equity award equal to 75.6% of his target, but like all other NEOs, no annual cash incentive payment related to 2012 and no merit increase to base salary for 2013.

Caroline B. Manogue

Executive Vice President, Chief Legal Officer & Secretary

Ms. Manogue serves as the Company’s Chief Legal Officer and has responsibility for the offices of the corporate secretary and government affairs. Ms. Manogue has broad-based technical and business acumen, providing advice on significant legal and business matters to the Board, President and Chief Executive Officer and other key Company executives. Ms. Manogue demonstrated continued exceptional leadership related to a broad range of important business-related matters, including the Company’s settlement of the patent infringement litigation over Watson’s Paragraph IV notification related to LIDODERM®, agreement to settle the Department of Justice and Office of Inspector General’s investigation into the Company’s promotion of LIDODERM® on terms reasonable to the Company, the resolution of the Company’s dispute with Novartis stemming from Novartis’s failure to supply product in early 2012, and obtaining additional meaningful patent protection on OPANA® ER. In recognition of her leadership and contributions in 2012, the Board approved an equity award equal to 87.5% of her target, but like all other NEOs, no annual cash incentive payment related to 2012 and no merit increase to base salary for 2013.

Additional Compensation Components

The Company’s current practice is to limit use of perquisites. In 2012, other than as described below, the only perquisites provided to the NEOs were financial planning services, use of a Company car or car services and term life insurance. In connection with Mr. Levin’s joining the Company as our Executive Vice President, Chief Financial Officer in June 2009, the Company agreed to provide him with an automobile or, in lieu of receiving use of an automobile, the Company agreed to reimburse Mr. Levin for reasonable costs for car services up to $22,000 per calendar year.

Retirement and Post-Termination Benefits

Retirement Benefits: The Company currently offers two executive retirement programs: the 401(k) Restoration Plan and the Executive Deferred Compensation Plan, each of which is described below. Both plans were effective January 1, 2008, and were amended and restated in 2012.

401(k) Restoration Plan: The purpose of the 401(k) Restoration Plan (Parity Plan) is to provide eligible employees with the opportunity to defer a portion of their compensation on a tax-favored basis in parity with the tax benefit provided under the qualified 401(k) plan. The 401(k) Parity Plan allows eligible employees whose compensation exceeds the Internal Revenue Code Section 401(a)(17) amount (or other criteria set by the Compensation Committee), including NEOs, to defer eligible pay and receive Company matching contributions after such individual’s compensation has exceeded the earnings maximum in the Company’s existing qualified 401(k) plan. The amount in any individual’s 401(k) Parity Plan account will be paid to such individual at termination of employment. Actual 401(k) Parity Plan participation will begin when an executive’s total cash compensation exceeds the Internal Revenue Code earnings limit for the qualified 401(k) ($255,000 for 2013). Individuals who elect to defer their

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	31

eligible pay under the 401(k) Parity Plan will defer federal and state (to the extent allowed by state law) taxes until the account is paid to the individual.

Executive Deferred Compensation Plan: The Executive Deferred Compensation Plan permits executives to elect to defer up to 100% of the portion of the following year’s LTI compensation that is in the form of RSUs. The RSUs will vest while deferred. The 2013 grant of RSUs to executives will vest ratably over four years.

Deferral of the RSUs defers federal and state (as allowed under state laws) taxes on the compensation when the RSUs vest. The compensation is deferred until the deferred RSUs are settled in stock. The RSUs may be deferred to a specified payment date on which the elected disbursement(s) under the participant’s account will commence. The value of the compensation an executive receives upon the stock delivery is based on the value of the Company’s common stock on the date the deferral is delivered to the executive, and the executive will be responsible for the federal and state taxes at that time.

The Executive Deferred Compensation Plan also allows an executive to defer up to 50% of his or her annual cash IC award. When an executive makes his or her irrevocable election to defer cash IC, he or she also elects a specific payment date in which the elected disbursement(s) under the participant’s account will commence.

Employment and Change in Control Agreements; Severance Agreements: The Company generally enters into a written employment agreement with each of its NEOs. The purpose of these agreements is to aid recruitment and retention and to reinforce an ongoing commitment to stockholder value creation.

On February 25, 2013, the Company announced that Rajiv De Silva had been named the Company’s President and Chief Executive Officer, effective March 18, 2013, on which date David P. Holveck retired. On March 12, 2008, the Company announced that David P. Holveck was President and Chief Executive Officer, effective April 1, 2008. The Company entered into an employment agreement with Mr. Holveck as of April 1, 2008, which was amended and restated on October 27, 2011. On April 11, 2008, the Company announced that Ivan P. Gergel, M.D. was named the Company’s Executive Vice President, Research and Development & Chief Scientific Officer, effective April 29, 2008. The Company entered into an employment agreement with Dr. Gergel as of April 11, 2008, which was amended and restated on October 27, 2011. On May 7, 2009, the Company announced that Alan G. Levin was named the Company’s Executive Vice President, Chief Financial Officer, effective June 1, 2009. The Company entered into an employment agreement with Mr. Levin as of May 7, 2009, which was amended and restated on March 8, 2013. On March 12, 2010, the Company announced that Julie H. McHugh was named the Company’s Chief Operating Officer effective March 12, 2010. The Company entered into an employment agreement with Ms. McHugh as of March 12, 2010. The Company has affirmatively determined not to enter into any future employment agreements that include excise tax gross-ups with respect to payments contingent upon a change in control. Ms. Manogue’s employment agreement has a rolling twenty-four month employment period commencing each day after January 1, 2008 and ending on the twenty-four month anniversary of such day (the Employment Period), unless either the Company or Ms. Manogue elects to terminate her employment agreement. Mr. Holveck’s, Dr. Gergel’s and Mr. Levin’s employment agreements each has an initial term of three years. Mr. Holveck and Dr. Gergel’s employment agreements were amended further to exclude automatic renewal provisions. Mr. Levin’s initial employment agreement renewed automatically for a successive one-year period unless 120 days’ notice of non-renewal is given by either party or unless either the Company or Mr. Levin elects to terminate his employment agreement. Mr. Levin’s amended and restated employment agreement, which becomes effective on June 1, 2013, does not include the automatic renewal or notice provisions that were included in his initial employment agreement. Ms. McHugh’s employment agreement has an initial term of three years and renews automatically for two additional one-year periods unless 120 days’ notice of non-renewal is given by either party. We refer to the employment period for each named executive officer as the Employment Period. Each Employment Agreement sets forth the annual salary of the respective named executive officer, which is, in each case, subject to annual reviews, at the discretion of the Compensation Committee.

Each named executive officer will be paid cash IC in an amount equal to a set percentage of his or her annual salary for each year (or such lesser or greater amount (not to exceed two hundred twenty-five percent of the target bonus amount) for such year) amount as is recommended and approved by the Compensation Committee) if the Company achieves certain performance targets set by the Compensation Committee for such year. Each named executive officer is eligible to earn as additional compensation for the services to be rendered pursuant to his or her employment agreement, if applicable, equity-based LTI in an amount approved by the Compensation Committee.

If any of the named executive officers terminates his or her current employment agreement for Good Reason or if the Company terminates him or her Without Cause, the Company will (i) pay a lump sum equal to two times his or her then current salary and target IC for the year in which the termination is effective and (ii) continue to provide such named executive officer with medical and life insurance benefits for twenty-four (24) months. If Mr. Levin is terminated other than for Cause or voluntarily terminates his employment with the Company for Good Reason, beginning on June 1, 2013, the Company will (i) pay a lump sum equal to 1.5 times his then current salary and target IC for the year in which the termination is effective, (ii) continue to provide such named executive officer with medical and life insurance benefits for twenty-four (24) months, and (iii) provide for accelerated pro-rata vesting of the portion of the outstanding equity awards scheduled to vest on the next vesting date during the term of the agreement which ends on March 31, 2014. If Ms. Manogue is terminated other than for Cause or quits for Good Reason within twenty-four (24) months of a Change In Control, then she will be entitled to receive (x) a lump sum payment equal to two times the sum of (1) her then current salary plus (2) the higher of (a) her target IC for the year during which the termination is effective or (b) her IC for the year immediately preceding the year in which the termination is effective, plus (y) medical and life insurance benefits for a period equal to twenty-four (24) months after the date on which the termination is effective. If

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	32

Mr. Levin or Ms. McHugh is terminated other than for Cause or quits for Good Reason within twenty-four (24) months of a Change In Control, then such named executive officer will be entitled to receive (x) a lump sum payment equal to two times the sum of (1) such named executive officer’s then current salary plus (2) such named executive officer’s target bonus, plus (y) medical and life insurance benefits for a period equal to twenty-four (24) months after the date on which the termination is effective. Each named executive officer’s employment agreement contains a non-compete provision.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a tax deduction for certain compensation in excess of $1 million in any one year paid to its Chief Executive Officer or any of its three other highest-paid executive officers (not including the Company’s Chief Financial Officer), unless certain specific and detailed criteria are satisfied. However, certain qualifying “performance-based” compensation (i.e., compensation paid under a plan administered by a committee of outside directors, based on achieving objective performance goals, the material terms of which were approved by stockholders, such as our 2010 Stock Incentive Plan) is not subject to the $1 million deduction limit. A portion of the compensation established by the Compensation Committee for 2012 for the President and Chief Executive Officer exceeded the $1 million deduction limit established in Section 162(m) of the Internal Revenue Code and is therefore not deductible. Compensation established by the Compensation Committee for 2012 for the three other highest-paid executive officers (not including the Company’s Executive Vice President & Chief Financial Officer) was also designed to comply with the requirements of Section 162(m). While the Compensation Committee considers the applicable rules regarding deductibility when making awards, it reserves the right to make nondeductible payments when it deems appropriate.

Company Policy on Parachute Payments

On May 5, 2009, the Company’s Board of Directors adopted a policy that provides that the Company will not enter into any future employment agreements that include excise tax gross-ups with respect to payments contingent upon a change in control. Accordingly, the employment agreement of each of Mr. De Silva, Mr. Holveck, Mr. Levin, Ms. McHugh and Dr. Gergel does not include excise tax gross-ups with respect to payments contingent upon a change in control. Ms. Manogue’s employment agreement, which has been in effect since December 2007, provides that, if any of the payments or benefits received or to be received by the executive (including any payment or benefits received in connection with a change of control or the executive’s termination of employment) will be subject to the excise tax under Section 4999 of the Internal Revenue Code for excess parachute payments, then the Company will pay to the executive an additional amount (an excise tax gross-up) such that the net amount retained by the executive, after deduction of any excise tax on and any federal, state and local income and employment taxes and after taking into account the phase out of itemized deductions and personal exemptions attributable to this payment, shall be equal to the total payments the executive would have otherwise received. An excess parachute payment is generally a change in control payment in excess of one times the average of the officer’s taxable W-2 income for the five years prior to the change in control (base amount), and generally only results if the change in control payment exceeds 2.99 times the base amount. Excess parachute payments, including any excise tax gross-up payments, are non-deductible to the Company under Section 280G of the Internal Revenue Code.

Recovery of Compensation

In 2009, the Compensation Committee adopted a compensation recovery policy relating to repayment of cash incentive awards by an executive in the event of a restatement of the Company’s financial results.

Specifically, if the Company issues a restatement of its reported financial results, or if it is determined that there was executive misconduct in a prior period that impacted the financial results for that period, the Compensation Committee will determine whether the restatement was material, and if so, to what extent “covered payments” should be returned to the Company to the extent that such payments were overstated as a result of the change in financial condition. Restatements of financial results that are the direct result of changes in accounting standards will not result in recovery of covered payments.

“Covered payments” are those payments that are eligible to be recovered by the Company and include cash incentives paid to the NEOs for performance during the restated fiscal year(s). In addition, the Compensation Committee reserves the discretion to recover covered payments from other Company senior management employees, including all vice presidents and above, if the Compensation Committee deems it appropriate.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	33

Compensation of Executive Officers and Directors

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid to or earned by our President and Chief Executive Officer, Executive Vice President & Chief Financial Officer and the other three most highly compensated executive officers of the Company (collectively, the NEOs) for the years ending December 31, 2012, 2011 and 2010. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Year	Salary ($)			Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
David P. Holveck	2012		$1,145,833		$-		$3,693,889		$1,833,397		$-		$169,673		$6,842,792
President and Chief Executive	2011		$1,063,667		$-		$3,528,008		$1,760,933		$1,869,120		$155,433		$8,377,161
Officer	2010		$875,000		$-		$2,374,507		$1,222,133		$1,984,500		$146,318		$6,602,458
Alan G. Levin Executive Vice President & Chief Financial Officer	2012 2011 2010	$ $ $	665,500 638,833 615,000	$ $ $	- - -	$ $ $	1,165,973 1,112,370 852,891	$ $ $	578,721 555,231 438,969	$ $ $	- 563,364 556,756	$ $ $	79,303 21,103 23,837	$ $ $	2,489,497 2,890,901 2,487,453
Julie H. McHugh(4) Chief Operating Officer	2012 2011 2010	$ $ $	585,000 555,833 425,599	$ $ $	- - -	$ $ $	1,128,289 1,070,030 334,364	$ $ $	560,022 534,075 1,000,084	$ $ $	- 475,776 465,129	$ $ $	94,821 92,438 50,984	$ $ $	2,368,132 2,728,152 2,276,160
Ivan P. Gergel, M.D. Executive Vice President, Research & Development & Chief Scientific Officer	2012 2011 2010	$ $ $	651,917 632,833 613,546	$ $ $	- - -	$ $ $	939,728 904,956 886,129	$ $ $	466,412 451,683 456,077	$ $ $	- 412,764 763,538	$ $ $	94,897 113,314 136,923	$ $ $	2,152,954 2,515,550 2,856,213
Caroline B. Manogue Executive Vice President, Chief Legal Officer & Secretary	2012 2011 2010	$ $ $	558,333 526,667 454,833	$ $ $	- - -	$ $ $	906,658 797,306 519,708	$ $ $	450,012 397,980 267,498	$ $ $	- 438,075 414,414	$ $ $	93,629 87,315 78,857	$ $ $	2,008,632 2,247,343 1,735,310

1

The amounts shown in this column represent the grant date fair value for each executive’s awards under ASC 718. The grant date fair value of the portion of PSUs which are earned based on the Company’s net sales performance was determined using the closing price of the Company’s stock on the grant date. The grant date fair value of the portion of our PSUs which are earned based on the Company’s TSR performance was determined using a Monte-Carlo variant valuation model, which considers a variety of potential future stock prices for Endo as well as our peer companies in a selected market index. See further discussion of the provisions of our PSUs above in the “Performance Shares Units” section above. See notes 14, 13 and 13 to our audited financial statements included in our 2012, 2011 and 2010 Annual Reports on Form 10-K, respectively, for the assumptions we used in valuing and expensing these awards in accordance with ASC 718.

2

The amounts shown in this column represent cash amounts earned pursuant to the Company’s IC program with respect to 2012, 2011 and 2010 performance, respectively. These amounts were awarded by the Committee on February 22, 2012 and February 23, 2011, respectively.

3	The amounts shown in this column for 2012 include the items summarized in the table below:

Name and Principal Position	Perquisites & Other Personal Benefits(a)	Registrant Contributions to Defined Contribution Plans(b)	Life Insurance Premiums(c)	Tax Reimbursements (d)	Total
David P. Holveck	$29,441	$124,824	$15,408	$-	$169,673
Alan G. Levin	$23,046	$54,325	$1,932	$-	$79,303
Julie H. McHugh	$29,862	$63,647	$1,312	$-	$94,821
Ivan P. Gergel, M.D.	$27,813	$63,881	$3,203	$-	$94,897
Caroline B. Manogue	$33,004	$59,785	$840	$-	$93,629

a

Mr. Holveck received $19,554 for car allowance and related costs and $9,887 for financial planning services. Mr. Levin received $12,075 for car allowance and related costs and $10,971 for financial planning services. Ms. McHugh received $21,600 for car allowance and related costs and $8,262 for financial planning services. Dr. Gergel received $19,813 for car allowance and related costs and $8,000 for financial planning services. Ms. Manogue received $14,355 for car allowance and related costs and $18,649 for financial planning services.

b	Represents the employers’ matching contribution to the Company’s Savings and Investment (401(k)) Plan and the Parity Plan.
c	Represents annual premiums paid by the Company for executive term life insurance policies.
d	The amounts shown in this column, if any, represent the reimbursement of taxes associated with perquisites and other benefits.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	34

4

Ms. McHugh joined the Company as its Chief Operating Officer on March 15, 2010. Accordingly, her annualized 2010 base salary of $535,000 was pro-rated. Her 2010 IC and LTI compensation were not pro-rated. As described in more detail in her employment agreement under the section titled “Initial Equity Grants”, in connection with her commencement of employment with the Company on March 15, 2010, Ms. McHugh was granted on such date (a) restricted stock units equal in value to $334,364 and (b) stock options equal in value to $1,000,084.

The employment agreements, short-term and long-term incentive compensation program and awards, explanation of amount of salary and bonus in proportion to total compensation, and other elements of the Summary Compensation Table are discussed at length in the “COMPENSATION DISCUSSION AND ANALYSIS” above.

2012 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the NEOs during the year ended December 31, 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards (number of shares of stocks	All Other Option Awards (number of securities underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock
Current NEOs	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)(6)	Threshold (#)	Target (#)	Maximum (#)(7)	or units) (#)(4)	options) (#)(4)	Awards ($/Sh)	& Option Awards(5)
David P.	22 Feb 12	$-	$1,386,000	$3,000,000	-	-	-	-	173,940	$34.70	$1,833,397
Holveck	22 Feb 12	$-	$-	$-	-	-	-	52,834	-	$-	$1,833,340
	22 Feb 12	$-	$-	$-	-	52,834	105,668	-	-	$-	$1,860,549
Alan G.	22 Feb 12	$-	$368,500	$829,125	-	-	-	-	54,905	$34.70	$578,721
Levin	22 Feb 12	$-	$-	$-	-	-	-	16,677	-	$-	$578,692
	22 Feb 12	$-	$-	$-	-	16,677	33,354	-	-	$-	$587,281
Julie H.	22 Feb 12	$-	$354,000	$796,500	-	-	-	-	53,131	$34.70	$560,022
McHugh	22 Feb 12	$-	$-	$-	-	-	-	16,138	-	$-	$559,989
	22 Feb 12	$-	$-	$-	-	16,138	32,276	-	-	$-	$568,300
Ivan P.	22 Feb 12	$-	$360,305	$810,686	-	-	-	-	44,250	$34.70	$466,412
Gergel,	22 Feb 12	$-	$-	$-	-	-	-	13,441	-	$-	$466,403
M.D.	22 Feb 12	$-	$-	$-	-	13,441	26,882	-	-	$-	$473,325
Caroline B.	22 Feb 12	$-	$309,100	$695,475	-	-	-	-	42,694	$34.70	$450,012
Manogue	22 Feb 12	$-	$-	$-	-	-	-	12,968	-	$-	$449,990
	22 Feb 12	$-	$-	$-	-	12,968	25,936	-	-	$-	$456,668

1	The grant date of all awards is the date of the Board of Directors’ action in which such award is approved.
2

The amounts shown in these columns represent the range of IC program payouts targeted for 2012 performance as described in the section titled “Performance-Based Annual Cash Incentive Compensation (IC)” in the “COMPENSATION DISCUSSION AND ANALYSIS” above. There is no threshold for this award. The bonus payment for 2012 performance has been made according to the metrics described and is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

3

The amounts shown in these columns represent the range of shares that may be released at the end of the three-year performance period applicable to our PSUs assuming achievement of the relevant performance objectives, as described in the section titled “Equity-Based Long-term Incentive Compensation” in the “COMPENSATION DISCUSSION AND ANALYSIS” above. There is no threshold for this award. The PSU awards granted in 2012 were made according to the metrics described and are included in the Summary Compensation Table in the column titled “Stock Awards.”

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	35

4	These options and RSUs were granted in 2012 based on the Company’s 2011 LTI compensation payout. The 2012 equity incentive payout was made in February 2013 and is shown in more detail below:

Name	2012 Long-Term Equity Incentive Compensation: Number of Securities Underlying Stock Options (#)	Exercise or Base Price of Option Awards ($ /Sh)(a)	2012 Long-Term Equity Incentive Compensation: Restricted Stock Units (RSU) and Performance Share Units (PSU) (#)(b)	Grant Date Fair Value of RSU, PSU & Option Awards (c)
David P. Holveck	-	$30.80	-	$-
Alan G. Levin	24,325	$30.80	22,025	$911,934
Julie H. McHugh	26,776	$30.80	24,244	$1,003,814
Ivan P. Gergel, M.D.	26,427	$30.80	23,928	$990,730
Caroline B. Manogue	26,221	$30.80	23,742	$983,022

a	The exercise price is equal to the closing price on the date of grant, which was February 27, 2013.
b	The amounts shown in this column represent approximately 67% PSUs and 33% RSUs on the date of grant.
c

The amounts shown in this column include the fair value under ASC 718 of the 2012 option awards on the date of grant determined using the Black-Scholes or Monte-Carlo variant valuation model, as appropriate. Additionally, amounts reflect the grant-date fair value of the PSUs which include both a performance and market-based variable as defined within ASC 718. Although the fair value of executive award grants listed above has been determined in accordance with the applicable accounting standards, values may not be indicative of the fair value observed in a willing buyer / willing seller market transaction.

5

The amounts shown in this column represent the fair value under ASC 718 of awards granted in 2012 valued on the date of grant (even if not yet vested) determined using the Black-Scholes or Monte-Carlo variant valuation model, as appropriate.

6	For the current NEOs, the amounts shown in this column represent the maximum IC payout as approved by the Board.
7	For the current NEOs, the amounts shown in this column represent the maximum number of shares related to our PSUs that could ultimately be released at the end of the three-year performance period.

See “COMPENSATION DISCUSSION AND ANALYSIS” above regarding the material terms, determining amounts payable, vesting schedule and other material conditions of these grants.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	36

Outstanding Equity Awards at December 31, 2012

The following table summarizes the number of securities underlying outstanding plan awards for the NEOs at December 31, 2012:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
David P.	-	173,940	-	$34.70	22-Feb-2022	-	$-	-	$-
Holveck	40,496	121,487	-	$33.98	23-Feb-2021	-	$-	-	$-
	84,367	84,366	-	$20.61	19-Feb-2020	-	$-	-	$-
	287,110	95,703	-	$19.93	26-Feb-2019	-	$-	-	$-
	188,632	-	-	$24.41	01-Apr-2018	-	$-	-	$-
	-	-	-	$-	-	200,377(2)	$5,255,889	-	$-
	-	-	-	$-	-	-	$-	104,747(2)	$2,747,514
Alan G.	-	54,905	-	$34.70	22-Feb-2022	-	$-	-	$-
Levin	12,769	38,305	-	$33.98	23-Feb-2021	-	$-	-	$-
	30,304	30,302	-	$20.61	19-Feb-2020	-	$-	-	$-
	1	4,977	-	$20.09	28-Jul-2019	-	$-	-	$-
	33,252	16,625	-	$16.51	01-Jun-2019	-	$-	-	$-
	-	-	-	$-	-	61,177(3)	$1,604,673	-	$-
	-	-	-	$-	-	-	$-	33,045(3)	$866,770
Julie H.	-	53,131	-	$34.70	22-Feb-2022	-	$-	-	$-
McHugh	12,282	36,846	-	$33.98	23-Feb-2021	-	$-	-	$-
	60,140	60,139	-	$23.81	15-Mar-2020	-	$-	-	$-
	-	-	-	$-	-	34,967(4)	$917,184	-	$-
	-	-	-	$-	-	-	$-	31,883(4)	$836,291
Ivan P. Gergel, M.D.	-	44,250	-	$34.70	22-Feb-2022	-	$-	-	$-
	10,388	31,161	-	$33.98	23-Feb-2021	-	$-	-	$-
	15,742	31,484	-	$20.61	19-Feb-2020	-	$-	-	$-
	30,603	30,603	-	$19.93	26-Feb-2019	-	$-	-	$-
	12,500	-	-	$25.02	29-Apr-2018	-	$-	-	$-
	-	-	-	$-	-	61,333(5)	$1,608,765	-	$-
	-	-	-	$-	-	-	$-	26,757(5)	$701,836
Caroline B. Manogue	-	42,694	-	$34.70	22-Feb-2022	-	$-	-	$-
	9,153	27,456	-	$33.98	23-Feb-2021	-	$-	-	$-
	18,466	18,466	-	$20.61	19-Feb-2020	-	$-	-	$-
	63,049	21,016	-	$19.93	26-Feb-2019	-	$-	-	$-
	40,722	-	-	$25.19	21-Feb-2018	-	$-	-	$-
	50,000	-	-	$24.87	25-Jan-2018	-	$-	-	$-
	42,279	-	-	$30.55	21-Feb-2017	-	$-	-	$-
	130,000	-	-	$28.61	14-Feb-2016	-	$-	-	$-
	35,000	-	-	$15.24	05-Aug-2013	-	$-	-	$-
	-	-	-	$-	-	45,574(6)	$1,195,406	-	$-
	-	-	-	$-	-	-	$-	24,700(6)	$647,881

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	37

1	The vesting dates of each option grant are listed in the table below by expiration date:

Expiration Date	Vesting Date	Expiration Date	Vesting Date
22-Feb-2022	25% on February 22, 2013	29-Apr-2018	25% on April 29, 2009
	25% on February 22, 2014		25% on April 29, 2010
	25% on February 22, 2015		25% on April 29, 2011
	25% on February 22, 2016		25% on April 29, 2012
23-Feb-2021	25% on February 23, 2012	1-Apr-2018	25% on April 1, 2009
	25% on February 23, 2013		25% on April 1, 2010
	25% on February 23, 2014		25% on April 1, 2011
	25% on February 23, 2015		25% on April 1, 2012
15-Mar-2020	25% on March 15, 2011	21-Feb-2018	25% on February 21, 2009
	25% on March 15, 2012		25% on February 21, 2010
	25% on March 15, 2013		25% on February 21, 2011
	25% on March 15, 2014		25% on February 21, 2012
19-Feb-2020	25% on February 19, 2011	25-Jan-2018	50% on January 25, 2009
	25% on February 19, 2012		50% on January 25, 2010
25% on February 19, 2013
25% on February 19, 2014
28-Jul-2019	25% on July 28, 2010	21-Feb-2017	25% on February 21, 2008
	25% on July 28, 2011		25% on February 21, 2009
	25% on July 28, 2012		25% on February 21, 2010
	25% on July 28, 2013		25% on February 21, 2011
1-Jun-2019	25% on June 1, 2010	14-Feb-2016	25% on February 14, 2007
	25% on June 1, 2011		25% on February 14, 2008
	25% on June 1, 2012		25% on February 14, 2009
	25% on June 1, 2013		25% on February 14, 2010
26-Feb-2019	25% on February 26, 2010	5-Aug-2013	25% on August 5, 2004
	25% on February 26, 2011		25% on August 5, 2005
	25% on February 26, 2012		25% on August 5, 2006
	25% on February 26, 2013		25% on August 5, 2007

2

These amounts are comprised of 49,172 RSUs granted on February 26, 2009 (which vest on the fourth anniversary of the date of grant), 59,437 RSUs granted on February 19, 2010 (which vest on the fourth anniversary of the date of grant), 38,934 RSUs granted on February 23, 2011 (which will vest ratably over their remaining term in equal increments on each of the second, third and fourth anniversaries of the date of grant), 51,913 PSUs granted on February 23, 2011 (which, upon the achievement of certain financial metrics discussed above, become exercisable on December 31, 2013, the first business day following the end of their performance period), 52,834 RSUs granted on February 22, 2012 (which vest ratably over a four-year period in 25% increments on each of the first, second, third, and fourth anniversaries of the date of grant) and 52,834 PSUs granted on February 22, 2012 (which, upon the achievement of certain financial metrics discussed above, become exercisable on December 31, 2014, the first business day following the end of their performance period),

3

These amounts are comprised of 10,875 RSUs granted on June 1, 2009 (which vest on the fourth anniversary of the date of grant), 21,349 RSUs granted on February 19, 2010 (which vest on the fourth anniversary of the date of grant), 12,276 RSUs granted on February 23, 2011 (which will vest ratably over their remaining term in equal increments on each of the second, third and fourth anniversaries of the date of grant), 16,368 PSUs granted on February 23, 2011 (which, upon the achievement of certain financial metrics discussed above, become exercisable on December 31, 2013, the first business day following the end of their performance period), 16,677 RSUs granted on February 22, 2012 (which vest ratably over a four-year period in 25% increments on each of the first, second, third, and fourth anniversaries of the date of grant) and 16,677 PSUs granted on February 22, 2012 (which, upon the achievement of certain financial metrics discussed above, become exercisable on December 31, 2014, the first business day following the end of their performance period),

4

This amount is comprised of 7,021 RSUs granted on March 15, 2010 (which will vest ratably over their remaining term on each of the third and fourth anniversaries of the date of grant), 11,808 RSUs granted on February 23, 2011 (which will vest ratably over their remaining term in equal increments on each of the second, third and fourth anniversaries of the date of grant), 15,745 PSUs granted on February 23, 2011 (which, upon the achievement of certain financial metrics discussed above, become exercisable on December 31, 2013, the first business day following the end of their

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	38

performance period), 16,138 RSUs granted on February 22, 2012 (which vest ratably over a four-year period in 25% increments on each of the first, second, third, and fourth anniversaries of the date of grant) and 16,138 PSUs granted on February 22, 2012 (which, upon the achievement of certain financial metrics discussed above, become exercisable on December 31, 2014, the first business day following the end of their performance period),

5

These amounts are comprised of 15,724 RSUs granted on February 26, 2009 (which vest on the fourth anniversary of the date of grant), 22,181 RSUs granted on February 19, 2010 (which vest on the fourth anniversary of the date of grant), 9,987 RSUs granted on February 23, 2011 (which will vest ratably over their remaining term in equal increments on each of the second, third and fourth anniversaries of the date of grant), 13,316 PSUs granted on February 23, 2011 (which, upon the achievement of certain financial metrics discussed above, become exercisable on December 31, 2013, the first business day following the end of their performance period), 13,441 RSUs granted on February 22, 2012 (which vest ratably over a four-year period in 25% increments on each of the first, second, third, and fourth anniversaries of the date of grant) and 13,441 PSUs granted on February 22, 2012 (which, upon the  achievement of certain financial metrics discussed above, become exercisable on December 31, 2014, the first business day following the end of their performance period),

6

These amounts are comprised of 10,798 RSUs granted on February 26, 2009 (which vest on the fourth anniversary of the date of grant), 13,009 RSUs granted on February 19, 2010 (which vest on the fourth anniversary of the date of grant), 8,799 RSUs granted on February 23, 2011 (which will vest ratably over their remaining term in equal increments on each of the second, third and fourth anniversaries of the date of grant), 11,732 PSUs granted on February 23, 2011 (which, upon the achievement of certain financial metrics discussed above, become exercisable on December 31, 2013, the first business day following the end of their performance period), 12,968 RSUs granted on February 22, 2012 (which vest ratably over a four-year period in 25% increments on each of the first, second, third, and fourth anniversaries of the date of grant) and 12,968 PSUs granted on February 22, 2012 (which, upon the achievement of certain financial metrics discussed above, become exercisable on December 31, 2014, the first business day following the end of their performance period),

7	Value calculated by multiplying the number of unvested units by the closing price of $26.23 per share on December 31, 2012.
8

Value calculated by multiplying the number of unvested units by the closing price of $26.23 per share on December 31, 2012. The values shown in this column are based on the number of units that would be earned at target performance. These amounts could range from zero to two times the amounts listed in this column depending on performance in relation to the terms of the PSUs, which are discussed in detail above the section titled “Equity-Based Long-term Incentive Compensation” in the “COMPENSATION DISCUSSION AND ANALYSIS.”

Option Exercises and Stock Vested in 2012

The following table summarizes the stock option exercises by the NEOs and share vestings during the year ended December 31, 2012.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David P. Holveck	-	$-	78,818	$2,261,507
Alan G. Levin	9,954	$70,350	36,316	$1,043,891
Julie H. McHugh	-	$-	7,448	$264,305
Ivan P. Gergel, M.D.	-	$-	25,510	$698,389
Caroline B. Manogue	-	$-	18,734	$541,688

1

Amounts in this column were calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options and then multiplying this amount by the number of options exercised.

2	Amounts in this column were calculated by determining the market price of the underlying securities on the vesting date and multiplying this amount by the number of awards vested.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	39

2012 Non-Qualified Deferred Compensation Table

The following table summarizes deferral activity during 2012 and account balances in our non-qualified savings and deferral plans for our NEOs. These plans include the Parity Plan and Executive Deferred Compensation Plan, and are available to employees who satisfy certain eligibility requirements, including the NEOs. The Parity and Executive Deferred Compensation Plans are non-qualified under the Internal Revenue Code and do not provide for guaranteed returns of Plan contributions. See “COMPENSATION DISCUSSION AND ANALYSIS” above regarding the material terms of the Parity and Executive Deferred Compensation Plans.

Name	Executive Contributions in 2012 ($)(1)	Registrant Contributions in 2012 ($)(2)	Aggregate Earnings in 2012 ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2012 ($)(4)
David P. Holveck	$1,825,694	$106,936	$480,215	$-	$5,095,881
Alan G. Levin	$75,375	$30,150	$6,146	$-	$111,671
Julie H. McHugh	$47,172	$47,172	$17,725	$-	$217,492
Ivan P. Gergel, M.D.	$47,243	$47,243	$76,218	$-	$555,970
Caroline B. Manogue	$43,380	$43,380	$48,872	$-	$355,220

1

Represents amounts contributed by the NEOs under the non-qualified Parity and Executive Deferred Compensation Plans. These amounts are included in the 2012 Summary Compensation Table in the “Salary”, “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns.

2	Includes amounts that were contributed by the registrant under the non-qualified Parity Plan and reported as compensation in the 2012 Summary Compensation Table in the “All Other Compensation” column.
3	Represents earnings on the Company’s Parity and Executive Deferred Compensation Plans. These amounts are not reported as compensation in the Summary Compensation Table.
4

Includes amounts that were reported as compensation in the Summary Compensation Table in 2012 and prior years to the extent that such amounts were contributed by the executive and registrant, but not to the extent that such amounts represent earnings.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	40

Potential Payments Upon Termination or Change in Control

The following tables show the potential payments upon termination or change of control to the NEOs, as if such event(s) took place on December 31, 2012. The amounts reflected in this table were determined in accordance using each NEO’s then existing employment agreement, individual award agreements and the respective Endo Health Solutions Inc. Stock Incentive Plan to which each award relates. The equity award acceleration amounts below were calculated using the closing stock price of our stock on December 31, 2012 of $26.23. As stated above, Mr. Holveck retired from the Company effective March 18, 2013.

Name	Cash Separation Payment(1)	Health and Welfare and Life Insurance Benefits(2)	Disability Insurance Benefits(3)	Acceleration of Equity Awards (in the money value at December 31, 2012)(4)	Value of Term Life Insurance (5)	Excise Tax Gross-up (6)
Termination for Cause, Resignation or Retirement
Mr. Holveck	$-	$-	$-	$-	$-	$-
Mr. Levin	$-	$-	$-	$-	$-	$-
Ms. McHugh	$-	$-	$-	$-	$-	$-
Dr. Gergel	$-	$-	$-	$-	$-	$-
Ms. Manogue	$-	$-	$-	$-	$-	$-
Death
Mr. Holveck	$-	$-	$-	$9,080,468	$1,000,000	$-
Mr. Levin	$-	$-	$-	$2,833,894	$1,000,000	$-
Ms. McHugh	$-	$20,926	$-	$1,899,012	$-	$-
Dr. Gergel	$-	$20,926	$-	$2,680,340	$1,000,000	$-
Ms. Manogue	$-	$-	$-	$2,079,467	$1,000,000	$-
Disability
Mr. Holveck	$-	$35,260	$1,950,000	$-	$-	$-
Mr. Levin	$-	$-	$980,000	$-	$-	$-
Ms. McHugh	$-	$35,722	$820,000	$-	$-	$-
Dr. Gergel	$-	$38,102	$950,200	$-	$-	$-
Ms. Manogue	$-	$-	$764,000	$-	$-	$-
Change of Control (COC)
Mr. Holveck	$-	$-	$-	$9,080,468	$-	$-
Mr. Levin	$-	$-	$-	$2,833,894	$-	$-
Ms. McHugh	$-	$-	$-	$1,899,012	$-	$-
Dr. Gergel	$-	$-	$-	$2,680,340	$-	$-
Ms. Manogue	$-	$-	$-	$2,079,467	$-	$-
Termination Without Cause (TWOC) or Quit for Good Reason (QFGR)
Mr. Holveck	$5,082,000	$35,260	$-	$6,332,955	$-	$-
Mr. Levin	$2,077,000	$25,780	$-	$477,405	$-	$-
Ms. McHugh	$1,888,000	$35,722	$-	$329,697	$-	$-
Dr. Gergel	$2,030,810	$38,102	$-	$-	$-	$-
Ms. Manogue	$1,742,200	$35,666	$-	$-	$-	$-
TWOC or QFGR Within 24 Months After COC
Mr. Holveck	$5,082,000	$35,260	$-	$-	$-	$-
Mr. Levin	$2,077,000	$25,780	$-	$-	$-	$-
Ms. McHugh	$1,888,000	$35,722	$-	$-	$-	$-
Dr. Gergel	$2,030,810	$38,102	$-	$-	$-	$-
Ms. Manogue	$2,000,150	$35,666	$-	$-	$-	$-

1

In the event of a TWOC by the Company or a QFGR by any of the NEOs, the Cash Separation Payment is equal to two times the sum of the NEO’s current base salary plus target annual IC, payable in a lump-sum. In the event of TWOC by the Company or a QFGR by any of the NEOs within 24 months after a Change of Control, all NEOs, other than Ms. Manogue, will receive a Cash Separation Payment equal to two times the sum of their current base salary plus target annual IC, payable in a lump-sum. Ms. Manogue, will receive a lump-sum payment equal to two times the sum of her current base salary plus the greater of her (a) current annual IC target or (b) the actual annual IC paid for the preceding year.

2

Upon a TWOC by the Company or a QFGR by any of the NEOs (or upon disability for Mr. Holveck, Ms. McHugh and Dr. Gergel only), health and welfare benefits including medical, dental, and vision as well as life insurance benefits will continue to be provided, on a monthly basis, to each NEO for a period of 24 months subsequent to termination. Additionally, in the event of death of Mr. Holveck, Ms. McHugh and Dr. Gergel only, health and welfare benefits including medical, dental, and vision insurance benefits will continue to be provided to their dependents, if any, on a monthly basis, for a period of 24 months.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	41

3

Upon disability of any of the NEOs, disability insurance benefits will be paid to the NEO equal to the excess of 24 months’ base salary over the their respective disability benefits. As of December 31, 2012, the disability insurance benefit for each NEO totaled $15,000 per month.

4	The provisions governing acceleration of equity awards are discussed separately for each scenario below, as follows:
a	Upon Death—Each of the NEO’s unvested stock options and RSUs will accelerate and become immediately vested. PSUs will be deemed to be earned at target levels for each of the NEOs.
b

Upon a Change of Control—Each of the NEO’s unvested stock options and RSUs will accelerate and become immediately vested. If an actual change of control occurred, any performance goals imposed on all outstanding PSUs shall be deemed to be fully achieved at target levels.

c

Upon a TWOC by the Company or a QFGR by any of the NEOs—All of Mr. Holveck’s unvested stock options and RSUs will accelerate and become immediately vested. Additionally, Mr. Levin’s and Ms. McHugh’s initial RSUs and stock options will vest.

5

Each of our NEOs, except Ms. McHugh, is covered by term life insurance policies, the premiums for which are reimbursed by the Company. The premiums for these term life insurance policies are listed above in the “All Other Compensation” table. The amounts included above represent the death benefits that would be received from the insurance provider under these life insurance policies.

6

On May 5, 2009, the Company’s Board of Directors adopted a policy that provides that the Company does not intend to enter into any future employment agreements that include excise tax gross-ups with respect to payments contingent upon a change in control. Under the terms of Ms. Manogue’s current employment agreement, should Ms. Manogue become entitled to the Change of Control payments detailed above, the Company will pay to Ms. Manogue an additional lump-sum amount (the Gross-Up Payment) such that the net amount retained by Ms. Manogue, after deduction of any excise tax on excess parachute payments under section 4999 of the Internal Revenue Code (Excise Tax) on the total payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment, shall be equal to the total payments Ms. Manogue would have otherwise received.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	42

2012 Compensation of Non-Employee Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for 2012. Directors who are employees of the Company receive no additional compensation for their services as directors or as members of Board committees. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

Name	Length of Service	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total
Roger H. Kimmel	12 Years	$297,750	$200,002	$497,752
John J. Delucca	7 Years	$167,250	$200,002	$367,252
Nancy J. Hutson, Ph.D.	4 Years	$114,000	$200,002	$314,002
Michael Hyatt	12 Years	$120,750	$200,002	$320,752
William P. Montague	4 Years	$145,500	$200,002	$345,502
David B. Nash, M.D., M.B.A.	2 Years	$108,000	$200,002	$308,002
Joseph C. Scodari	5 Years	$126,750	$200,002	$326,752
Jill D. Smith	1 Year	$32,250	$100,014	$132,264
William F. Spengler	5 Years	$150,250	$200,002	$350,252

1

The amounts in this column include all fees earned by each director. Directors may elect, pursuant to the Endo Health Solutions Inc Directors Stock Election Plan, to receive all or a portion of their retainer and/or meeting fees in shares of Endo common stock. The following table summarizes, for each of the non-employee directors who elected to receive all or a portion of such fees in Endo stock, the amounts of such non-cash compensation included in the table above. The dollar amounts represent the number of shares granted multiplied by the trading price of Endo’s stock at the time of payment:

Name	Fees Paid in Shares of Endo Common Stock ($)
Roger H. Kimmel	$210,000
Joseph C. Scodari	$126,750
William F. Spengler	$150,250

2

The amounts shown in these columns represent the grant date fair value for each director’s stock-based awards under ASC 718. See notes 14, 13 and 13 to our audited financial statements included in our 2012, 2011 and 2010 Annual Reports on Form 10-K, respectively, for the assumptions we used in valuing and expensing these awards in accordance with ASC 718. The grant date fair value of each option and stock award granted in 2012, computed in accordance with ASC 718, is as follows:

Name	Grant Date	Fair Value on Grant Date of Restricted Stock
Roger H. Kimmel	March 12, 2012	$200,002
John J. Delucca	March 12, 2012	$200,002
Nancy J. Hutson, Ph.D.	March 12, 2012	$200,002
Michael Hyatt	March 12, 2012	$200,002
William P. Montague	March 12, 2012	$200,002
David B. Nash, M.D., M.B.A.	March 12, 2012	$200,002
Joseph C. Scodari	March 12, 2012	$200,002
Jill D. Smith	October 3, 2012	$100,014
William F. Spengler	March 12, 2012	$200,002

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	43

3	The following table summarizes the number of stock options and restricted stock units outstanding and exercisable at December 31, 2012, for each Director in 2012:

Name	Options Outstanding at Fiscal Year End	Options Exercisable at Fiscal Year End	Shares Outstanding at Fiscal Year End	Shares Vested at Fiscal Year End	Value at Fiscal Year End(a)
Roger H. Kimmel	49,809	43,167	15,074	16,115	$648,294
John J. Delucca	39,809	33,167	5,481	16,115	$272,017
Nancy J. Hutson, Ph.D.	18,185	11,617	5,481	11,002	$253,689
Michael Hyatt	64,809	58,167	5,481	16,115	$447,717
William P. Montague	18,478	11,836	16,593	11,112	$552,662
David B. Nash, M.D., M.B.A.	-	-	9,741	4,260	$255,506
Joseph C. Scodari	23,649	17,007	5,481	13,230	$273,243
Jill D. Smith	-	-	3,084	-	$80,893
William F. Spengler	23,649	17,007	16,593	13,230	$564,710

a	Based upon the closing price on December 31, 2012 of $26.23. Includes all outstanding options as of December 31, 2012, for which the exercise price is equal to or less than $26.23 per share.

Annual Cash Retainer Fees: For 2012, each non-employee director who was not affiliated with the Company (a Non-Affiliated Director) received $15,000 cash in the first, second, third and fourth quarter of service. In addition, any Non-Affiliated Director who served as the Chair of the Audit Committee, the Compensation Committee, or the Transactions Committee received an additional fee of $15,000 cash per year, and any Non-Affiliated Director who served as the Chair of the Nominating & Governance Committee received an additional fee of $5,000 cash per year. However, Mr. Kimmel elected to waive the cash retainer fee associated with his chairing the Nominating & Governance Committee. Also, any Non-Affiliated Director who served as the Chair of the Board of Directors received an additional fee of $150,000 cash per year.

Meeting Fees: For 2012, Non-Affiliated Directors also received a fee of $2,250 cash for attending each Board meeting and $1,500 cash ($2,000 cash in the case of the Audit Committee) for attending each committee meeting on which such individual serves.

Stock-based Awards: Effective July 1, 2011, as amended February 27, 2013, the Non-Affiliated Directors receive the stock compensation described below:

•

Each Non-Affiliated Director receives an annual stock award equal in value to $200,000, 100% of which is restricted stock units. The number of restricted stock units actually awarded to each director is calculated using the closing price as of the date of the grant.

•

The Compensation Committee annually reviews current market data and, if appropriate, recommends to the Board of Directors any necessary adjustment to the expected value of the annual stock award to directors.

•	All restricted stock units vest over one year (100% on the first anniversary of the grant date).
•	The annual stock award grant date is in early March of each year and the exercise price of the securities granted, if applicable, is the closing price on the date of grant.

On March 12, 2013, Non-Affiliated Directors each received:

•	6,515 shares of restricted stock valued at $30.70 per share (the closing price on the day of grant), which vest over one year (100% on March 12, 2014).

Directors Stock Election Plan: Under the Directors Stock Election Plan, non-employee Directors may elect to have some, or all of their quarterly retainer and/or meeting fees delivered in the form of Endo Common Stock. The amount of stock will be determined by dividing the portion of cash fees elected to be received as stock by the closing price of the stock on the last day trading of the calendar quarter, which is the day the payment would have otherwise been paid in cash.

Directors Deferred Compensation Plan: The Endo Directors Deferred Compensation Plan provides an opportunity for non-employee Directors to defer receipt of the annual retainer and/or meeting fees (cash or as elected in the form of Endo stock) and RSUs. At the point of distribution, participants will receive the accumulated compensation in a lump sum payment or annual installment payments. Under the Endo Directors Deferred Compensation Plan, Dr. Nash elected to defer receipt of the annual board retainer fee of $60,000.

Additional Arrangements: The Company pays for or provides (or reimburses directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in director education programs and other director orientation or educational meetings.

Insurance and Indemnification: The Company has retained directors and officers indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist, other than those for which the Company is able to provide indemnification.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	44

Other Information Regarding the Company

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management: The following table sets forth, as of April 1, 2013, the name, address and holdings of each person, including any “group” as defined in Section 13(d)(3) of the Exchange Act, known by Endo to be the “beneficial owner” of more than 5% of common stock. Footnote (a) below provides a brief explanation of what is meant by the term “beneficial ownership.” The following table also sets forth, as of April 1, 2013, the number of shares of common stock beneficially owned by each of the Company’s then current directors and the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers of the Company as of April 1, 2013. The following table also sets forth, as of April 1, 2013, the number of shares of common stock beneficially owned by all then current directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (a)	Percentage of Class (a)
Directors and Executive Officers:
Roger H. Kimmel (b)	219,309	*
John J. Delucca (c)(p)	59,383	*
Nancy J. Hutson, Ph.D. (d)(p)	36,646	*
Michael Hyatt (e)	320,133	*
William P. Montague (f)(p)	16,456	*
David B. Nash, M.D., M.B.A. (g)	670	*
Joseph C. Scodari (h)(p)	48,248	*
Jill D. Smith (i)(p)	-	*
William F. Spengler (j)(p)	23,745	*
Rajiv De Silva (k)(p)	221,718	*
Alan G. Levin (l)(p)	180,905	*
Julie McHugh (m)(p)	143,441	*
Ivan P. Gergel, M.D. (n)(p)	170,063	*
Caroline B. Manogue (o)(p)	465,758	*
All current directors and executive officers of Endo Health Solutions Inc. as a group (14 persons)	1,906,475	1.7%
Other Stockholders:
Fidelity Management & Research (q)	13,439,570	12.0%
Capital Research Global Investors (r)	10,313,858	9.2%
BlackRock Institutional Trust Company, N.A. (s)	8,061,420	7.2%

* The percentage of the class to be owned by such security holder represents less than 1%.

a

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person has the right to acquire within 60 days after such date.

b

Mr. Kimmel is the Chairman of the Board of Endo. The business address for Mr. Kimmel is c/o Rothschild, Inc., 1251 Avenue of the Americas, New York, New York 10022. Mr. Kimmel’s beneficial ownership represents (i) options to purchase 47,787 shares of common stock granted under the Endo Health Solutions Inc. 2000, 2004 and 2007 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 6,522 directly owned shares of common stock and (iii) 165,000 shares of common stock held in trusts for which Mr. Kimmel serves as trustee and as to which shares Mr. Kimmel holds either the sole or the shared power of disposition and power to vote. His beneficial ownership excludes (i) 2,500 shares of common stock held in trusts for the benefit of one of Mr. Kimmel’s adult children, as to which shares Mr. Kimmel has neither the power of disposition nor the power to vote, (ii) options to purchase 2,023 shares of common stock granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plan which will not be exercisable within the next 60 days and (iii) 6,515 shares of unvested restricted stock units.

c

Mr. Delucca is a director of the Company. Mr. Delucca’s beneficial ownership represents (i) options to purchase 37,787 shares of common stock granted under the Endo Health Solutions Inc. 2000, 2004 and 2007 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 21,596 directly owned shares of common stock. His beneficial ownership excludes

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	45

(i) options to purchase 2,023 shares of common stock granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plan which will not be exercisable within the next 60 days and (ii) 6,515 shares of unvested restricted stock units.

d

Dr. Hutson is a director of Endo. Dr. Hutson’s beneficial ownership represents (i) options to purchase 16,163 shares of our common stock granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plan which will be exercisable within the next 60 days and (ii) 20,483 directly owned shares of common stock. Her beneficial ownership excludes (i) options to purchase 2,023 shares of common stock granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plan which will not be exercisable within the next 60 days and (ii) 6,515 shares of unvested restricted stock units.

e

Mr. Hyatt is a director of Endo. The business address for Mr. Hyatt is c/o Irving Place Capital, 745 Fifth Avenue, 7th Floor, New York, New York 10151. Mr. Hyatt’s beneficial ownership represents (i) options to purchase 57,787 shares of common stock granted under the Endo Health Solutions Inc. 2000, 2004 and 2007 Stock Incentive Plans which will be exercisable within the next 60 days, (ii) 241,596 directly owned shares of common stock and (iii) 20,750 shares held in trusts for which Mr. Hyatt serves as trustee and as to which shares Mr. Hyatt holds either the sole or the shared power of disposition or the power to vote. His beneficial ownership excludes (i) options to purchase 2,023 shares of common stock granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plan which will not be exercisable within the next 60 days and (ii) 6,515 shares of unvested restricted stock units.

f

Mr. Montague is a director of Endo. Mr. Montague’s beneficial ownership represents options to purchase 16,456 shares of common stock granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plans which will be exercisable within the next 60 days. His beneficial ownership excludes (i) options to purchase 2,023 shares of common stock granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plan which will not be exercisable within the next 60 days and (ii) 6,515 shares of unvested restricted stock units.

g

Dr. Nash is a director of Endo. The business address for Dr. Nash is c/o Jefferson School of Population Health, 901 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19107. Dr. Nash’s beneficial ownership represents 670 directly owned shares of common stock. His beneficial ownership excludes 6,515 shares of unvested restricted stock units.

h

Mr. Scodari is a director of Endo. Mr. Scodari’s beneficial ownership represents (i) options to purchase 21,627 shares of common stock granted under the Endo Health Solutions Inc. 2004 and 2007 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 26,621 directly owned shares of common stock. His beneficial ownership excludes (i) options to purchase 2,023 shares of common stock granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plan which will not be exercisable within the next 60 days and (ii) 6,515 shares of unvested restricted stock units.

i

Ms. Smith is a director of Endo. Given her September 2012 appointment to the Company’s Board, Ms. Smith has no beneficial ownership in the Company as of April 1, 2013. However, she has been granted 9,599 restricted stock units, none of which has vested as of April 1, 2013.

j

Mr. Spengler is a director of Endo. Mr. Spengler’s beneficial ownership represents (i) options to purchase 21,627 shares of common stock granted under the Endo Health Solutions Inc. 2004 and 2007 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 2,118 directly owned shares of common stock. His beneficial ownership excludes (i) options to purchase 2,023 shares of common stock granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plan which will not be exercisable within the next 60 days and (ii) 6,515 shares of unvested restricted stock units.

k

Mr. De Silva became a director of Endo and our President and Chief Executive Officer effective March 18, 2013. Mr. De Silva’s beneficial ownership represents (i) 158,403 directly owned shares of common stock and (ii) 63,315 shares of common stock held in trusts. His beneficial ownership excludes (i) options to purchase 135,899 shares of common stock granted under the Endo Health Solutions Inc. 2010 Stock Incentive Plan which will not be exercisable within the next 60 days, (ii) 41,091 shares of unvested restricted stock units and (iii) 164,364 unvested, unearned performance share units.

l

Mr. Levin is our Executive Vice President & Chief Financial Officer. Mr. Levin’s beneficial ownership represents (i) options to purchase 117,973 shares of common stock granted under the Endo Health Solutions Inc. 2004, 2007 and 2010 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 62,932 directly owned shares of common stock. His beneficial ownership excludes (i) options to purchase 127,792 shares of common stock granted under his employment agreement and the Endo Health Solutions Inc. 2004, 2007 and 2010 Stock Incentive Plans which will not be exercisable within the next 60 days, (ii) 60,257 shares of unvested restricted stock units and (iii) 47,728 unvested, unearned performance share units.

m

Ms. McHugh is our Chief Operating Officer. Ms. McHugh’s beneficial ownership represents (i) options to purchase 128,057 shares of common stock granted under the Endo Health Solutions Inc. 2004 and 2010 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 15,384 directly owned shares of common stock. Her beneficial ownership excludes (i) options to purchase 121,257 shares of common stock granted under the Endo Health Solutions Inc. 2004 and 2010 Stock Incentive Plans which will not be exercisable within the next 60 days, (ii) 31,566 shares of unvested restricted stock units and (iii) 48,046 unvested, unearned performance share units.

n

Dr. Gergel is our Executive Vice President, Research & Development & Chief Scientific Officer. Dr. Gergel’s beneficial ownership represents (i) options to purchase 137,028 shares of common stock granted under the Endo Health Solutions Inc. 2004, 2007 and 2010 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 33,035 directly owned shares of common stock. His beneficial ownership excludes (i) options to purchase 96,130 shares of common stock granted under the Endo Health Solutions Inc. 2004, 2007 and 2010 Stock Incentive Plans which will not be exercisable within the next 60 days, (ii) 46,895 shares of unvested restricted stock units and (iii) 42,709 unvested, unearned performance share units.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	46

o

Ms. Manogue is our Executive Vice President, Chief Legal Officer & Secretary. Ms. Manogue’s beneficial ownership represents (i) options to purchase 403,744 shares of common stock granted under the Endo Health Solutions Inc. 2000, 2004, 2007 and 2010 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 62,014 directly owned shares of common stock. Her beneficial ownership excludes (i) options to purchase 85,778 shares of common stock granted under the Endo Health Solutions Inc. 2004 and 2010 Stock Incentive Plans which will not be exercisable within the next 60 days, (ii) 36,515 shares of unvested restricted stock units and (iii) 40,528 unvested, unearned performance share units.

p	The business address for this person is c/o Endo Health Solutions Inc., 1400 Atwater Drive, Malvern, Pennsylvania 19355.
q	The business address for this entity is 82 Devonshire Street, Boston, Massachusetts, 02109. This ownership information is based on a Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC.
r

The business address for this entity is 333 South Hope Street, Los Angeles, California 90071. This ownership information is based on a Schedule 13G/A filed with the SEC on February 13, 2013 by Capital Research Global Investors.

s	The business address for this entity is 40 East 52nd Street, New York, New York 10022. This ownership information is based on a Schedule 13G/A filed with the SEC on February 7, 2013 by BlackRock, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and greater-than-ten-percent stockholders (collectively, Reporting Persons) to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Endo securities with the SEC and the NASDAQ. These persons are also required to furnish the Company with copies of all Section 16(a) reports that they file with respect to Endo securities. Based solely upon a review of Section 16(a) reports furnished to the Company for the year ended December 31, 2012 and written representations from certain Reporting Persons that no other reports were required, the Company believes that all the Reporting Persons complied with all applicable filing requirements for the year ended December 31, 2012.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	47

No Dissenters’ Rights

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Other Matters

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors.

Annual Report/Form 10-K

The Company will provide, without charge, to each person solicited by this Proxy Statement, at the written request of any such person, a copy of the 2012 Annual Report and a copy of the Company’s Form 10-K as filed with the SEC and any amendments thereto. Such written request should be directed to Endo, 1400 Atwater Drive, Malvern, Pennsylvania 19355, Attention: Secretary.

Stockholder Proposals for the 2014 Annual Meeting

The Company’s by-laws require that, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof, along with other specified material, in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting. Accordingly, to make a proposal for consideration at our 2014 annual meeting that is “timely” within the meaning of the Company’s by-laws, a stockholder must make certain notice of such proposal is received by the Secretary of the Company no earlier than February 22, 2014 and no later than March 24, 2014. In the event that the annual meeting is called for a date that is prior to April 23, 2014 or after June 22, 2014, notice by the stockholder must be received at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the 2014 annual meeting is publicly announced or notice of the 2014 annual meeting was mailed, whichever first occurs. Any stockholder who wishes to make a proposal should obtain a copy of the relevant section of the by-laws from the Secretary of the Company. Any proposal (other than a proposal pursuant to Rule 14a-8) that is received after the times specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Exchange Act, and the persons named in the proxy for the meeting may exercise their discretionary voting power with respect to such proposal, including voting against such proposal.

In addition, the Company’s by-laws require that any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination to the Secretary of the Company within the time period and comply with the information requirements specified in Section 10 of Article II of the by-laws relating to stockholder nominations and the procedures set out in this Proxy Statement under the heading “Committees of the Board of Directors—Nominating & Governance Committee.” To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Company (a) in the case of the annual meeting not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided that in the event that the annual meeting is called for a date that is prior to April 23, 2014 or after June 22, 2014, notice by the stockholder must be received at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the 2014 annual meeting is publicly announced or notice of the 2014 annual meeting was mailed, whichever first occurs and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or publicly announced, whichever first occurs. Accordingly, to submit a nomination to the Board for consideration at our 2014 annual meeting that is “timely” within the meaning of the Company’s by-laws, a stockholder must make certain notice of such nomination is received by the Secretary of the Company no earlier than February 22, 2014 and no later than March 24, 2014. Any notice of nomination that is received after the dates specified above will be considered untimely. If the Company does not receive such notice of nomination between such dates, the notice will be considered untimely. Any stockholder who wishes to make a nomination should obtain a copy of the relevant section of the by-laws from the Secretary of the Company.

Proposals of stockholders intended to be included in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act at the 2014 annual meeting must be received by us at our principal executive offices addressed to the Secretary of the Company no later than December 12, 2013.

All proposals should be addressed to the Secretary, Endo, 1400 Atwater Drive, Malvern, Pennsylvania 19355.

endo	| 1400 Atwater Drive | Malvern, Pennsylvania 19355	48

Endo 1400 Atwater Drive Malvern, PA 19355 484.216.0000
endo.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2013

The Proxy Statement for Annual Meeting, 2012 Annual Report to Stockholders and Form 10-K are available at www.endo.com/investors/financial-reports.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

By order of the Board of Directors,

CAROLINE B. MANOGUE
Executive Vice President, Chief Legal Officer & Secretary

Malvern, Pennsylvania

April 10, 2013

endo | AMS Endo Pharmaceuticals HealthTronics Qualitest	49

VOTE BY INTERNET - www.proxyvote.com
ENDO HEALTH SOLUTIONS INC. 1400 ATWATER DRIVE MALVERN, PA 19355 ATTN: CAROLINE MANOGUE

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, Form 10-K and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M55877-P35174	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ENDO HEALTH SOLUTIONS INC.

The Board of Directors recommends you vote “FOR” election of all of the following Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified:

1.	Election of Directors
		For	Against	Abstain			For	Against	Abstain
Nominees:

	1a. Roger H. Kimmel	☐	☐	☐		1h. Joseph C. Scodari	☐	☐	☐

	1b. Rajiv De Silva	☐	☐	☐		1i. Jill D. Smith	☐	☐	☐

	1c. John J. Delucca	☐	☐	☐		1j. William F. Spengler	☐	☐	☐

	1d. Nancy J. Hutson, Ph.D.	☐	☐	☐	The Board of Directors recommends you vote “FOR” the following proposals:

	1e. Michael Hyatt	☐	☐	☐	2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐
	1f. William P. Montague	☐	☐	☐

	1g. David B. Nash, M.D., M.B.A.	☐	☐	☐	3.	To approve, by advisory vote, named executive officer compensation.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given hereon. If no instructions are given, this proxy will be voted “FOR” election of all the Directors, “FOR” Proposals 2 and 3 and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

2013 ANNUAL MEETING ADMISSION TICKET

ENDO HEALTH SOLUTIONS INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 22, 2013

10:00 a.m. (EDT)

Endo Health Solutions Inc.

1400 Atwater Drive

Malvern, Pennsylvania 19355

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M55878-P35174

ENDO HEALTH SOLUTIONS INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MAY 22, 2013 10:00 AM (EDT)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Endo Health Solutions Inc., a Delaware corporation, hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and (2) appoints Rajiv De Silva and Alan G. Levin, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Endo Health Solutions Inc. held of record by the undersigned at the close of business on April 1, 2013, at the Annual Meeting of Stockholders to be held at the corporate headquarters of Endo Health Solutions, 1400 Atwater Drive, Malvern, Pennsylvania 19355 on May 22, 2013, and at any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)